Exhibit 4.28

EXECUTION COPY

ONO FINANCE PLC,

AS ISSUER,

CABLEUROPA S.A.U., MEDITERRÁNEA NORTE SISTEMAS DE CABLE, S.A., MEDITERRÁNEA SUR SISTEMAS DE CABLE, S.A., REGIÓN DE MURCIA DE CABLE, S.A., AND VALENCIA DE CABLE, S.A.,

AS SUBSIDIARY GUARANTORS,

AND

THE BANK OF NEW YORK,

AS TRUSTEE

Indenture

Dated as of May 17, 2004

€100,000,000
Floating Rate Senior Notes due 2014

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections

310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	7.11
	(a)(4)	N/A
	(a)(5)	7.09
	(b)	N/A
	(c)	N/A
311	(a)	7.03; 7.10
	(b)	7.03; 7.10
	(c)	N/A
312	(a)	2.05(a)
	(b)	13.03
	(c)	13.03
313	(a)	7.05
	(b)	7.05
	(c)	6.01(b); 7.05; 13.02(b)
	(d)	7.05
314	(a)(1)	4.19
	(a)(2)	4.19
	(a)(3)	4.19
	(a)(4)	4.05(a)
	(b)	N/A
	(c)(1)	13.04(a)
	(c)(2)	13.04(b)
	(c)(3)	N/A
	(d)	N/A
	(e)	13.05
	(f)	N/A
315	(a)	7.01(b)
	(b)	6.01(b)
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	N/A
	(c)	6.14
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(c)	13.01

N/A means not applicable.

Note:      The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

TABLE OF CONTENTS

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.
SECTION 1.02.	Other Definitions.
SECTION 1.03.	Trust Indenture Act Terms.
SECTION 1.04.	Rules of Construction.

ARTICLE TWO THE NOTES

SECTION 2.01.	The Notes.
SECTION 2.02.	Execution and Authentication.
SECTION 2.03.	Registrar, Transfer Agent and Paying Agent.
SECTION 2.04.	Paying Agent to Hold Money in Trust.
SECTION 2.05.	Holders List.
SECTION 2.06.	Transfer and Exchange.
SECTION 2.07.	Replacement Notes.
SECTION 2.08.	Outstanding Notes.
SECTION 2.09.	Notes Held by Issuer.
SECTION 2.10.	Certificated Notes.
SECTION 2.11.	Cancellation.
SECTION 2.12.	Defaulted Interest.
SECTION 2.13.	Computation of Interest.
SECTION 2.14.	ISIN and Common Code Numbers.
SECTION 2.15.	Issuance of Additional Notes.

ARTICLE THREE REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01.	Right of Redemption.
SECTION 3.02.	Notices to Trustee.
SECTION 3.03.	Selection of Notes to be Redeemed.
SECTION 3.04.	Notice of Redemption.
SECTION 3.05.	Deposit of Redemption Price.
SECTION 3.06.	Payment of Notes Called for Redemption.
SECTION 3.07.	Notes Redeemed in Part.

ARTICLE FOUR COVENANTS

SECTION 4.01.	Payment of Notes.
SECTION 4.02.	[Reserved.]
SECTION 4.03.	[Reserved.]
SECTION 4.04.	[Reserved.]
SECTION 4.05.	Statement as to Compliance.
SECTION 4.06.	Limitation on Debt.
SECTION 4.07.	Limitation on Restricted Payments.

i

SECTION 4.08.	Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.
SECTION 4.09.	Limitation on Transactions with Affiliates.
SECTION 4.10.	Limitation on Liens.
SECTION 4.11.	Limitation on Sale of Certain Assets.
SECTION 4.12.	Limitation on Sale and Leaseback Transactions.
SECTION 4.13.	Limitation on Restrictions on Distributions from Restricted Subsidiaries.
SECTION 4.14.	Limitation on the Company’s Business.
SECTION 4.15.	Change of Control.
SECTION 4.16.	Additional Amounts.
SECTION 4.17.	Designation of Unrestricted and Restricted Subsidiaries.
SECTION 4.18.	Limitation on Issuer Activities.
SECTION 4.19.	Payment of Taxes and Other Claims.
SECTION 4.20.	Payments for Consent.
SECTION 4.21.	Reports to Holders.
SECTION 4.22.	Limitation on Layered Debt.
SECTION 4.23.	Limitation on Notarization Under Spanish Law.
SECTION 4.24.	Future Note Guarantors.
SECTION 4.25.	Use of Proceeds by the Issuer.
SECTION 4.26.	Restriction on Transfer of Assets.
SECTION 4.27.	Conversion of GCO Loan and Participative Loans into Common Stock of Cableuropa.
SECTION 4.28.	Further Instruments and Acts.
SECTION 4.29.	Listing.

ARTICLE FIVE CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.	Consolidation, Merger or Sale of Assets.
SECTION 5.02.	Successor Substituted.

ARTICLE SIX DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.
SECTION 6.02.	Acceleration.
SECTION 6.03.	Other Remedies.
SECTION 6.04.	Waiver of Past Defaults.
SECTION 6.05.	Control by Majority.
SECTION 6.06.	Limitation on Suits.
SECTION 6.07.	Collection Suit by Trustee.
SECTION 6.08.	Trustee May File Proofs of Claim.
SECTION 6.09.	Application of Money Collected.
SECTION 6.10.	Undertaking for Costs.
SECTION 6.11.	Restoration of Rights and Remedies.
SECTION 6.12.	Rights and Remedies Cumulative.
SECTION 6.13.	Delay or Omission not Waiver.
SECTION 6.14.	Record Date.
SECTION 6.15.	Waiver of Stay or Extension Laws.

ARTICLE SEVEN TRUSTEE

SECTION 7.01.	Duties of Trustee.
SECTION 7.02.	Certain Rights of Trustee.
SECTION 7.03.	Individual Rights of Trustee.
SECTION 7.04.	Trustee’s Disclaimer.
SECTION 7.05.	Reports by Trustee to Holders.
SECTION 7.06.	Compensation and Indemnity.
SECTION 7.07.	Replacement of Trustee.
SECTION 7.08.	Successor Trustee by Merger.
SECTION 7.09.	Eligibility: Disqualification.
SECTION 7.10.	Preferential Collection of Claims Against Issuer.
SECTION 7.11.	Appointment of Co-Trustee.

ARTICLE EIGHT DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01.	Issuer’s Option to Effect Defeasance or Covenant Defeasance.
SECTION 8.02.	Defeasance and Discharge.
SECTION 8.03.	Covenant Defeasance.
SECTION 8.04.	Conditions to Defeasance.
SECTION 8.05.	Satisfaction and Discharge of Indenture.
SECTION 8.06.	Survival of Certain Obligations.
SECTION 8.07.	Acknowledgment of Discharge by Trustee.
SECTION 8.08.	Application of Trust Money.
SECTION 8.09.	Repayment to Issuer.
SECTION 8.10.	Indemnity for Government Securities.
SECTION 8.11.	Reinstatement.

ARTICLE NINE AMENDMENTS AND WAIVERS

SECTION 9.01.	Without Consent of Holders.
SECTION 9.02.	With Consent of Holders.
SECTION 9.03.	[Reserved].
SECTION 9.04.	Effect of Supplemental Indentures.
SECTION 9.05.	Notation on or Exchange of Notes.
SECTION 9.06.	Payment for Consent.
SECTION 9.07.	Notice of Amendment or Waiver.
SECTION 9.08.	Trustee to Sign Amendments, Etc.

ARTICLE TEN GUARANTEES

SECTION 10.01.	Guarantees.
SECTION 10.02.	Subrogation.
SECTION 10.03.	Release of the Subsidiary Guarantees.
SECTION 10.04.	Limitation and Effectiveness of Guarantees.
SECTION 10.05.	Notation Not Required.
SECTION 10.06.	Successors and Assigns.
SECTION 10.07.	No Waiver.
SECTION 10.08.	Modification.

ARTICLE ELEVEN SUBORDINATION

SECTION 11.01.	Agreement to Subordinate.
SECTION 11.02.	Subordination of the Subsidiary Guarantees Prior to a Repayment Event.
SECTION 11.03.	Subordination of the Subsidiary Guarantees Upon a Repayment Event.
SECTION 11.04.	Enforcement Standstills.
SECTION 11.05.	Payment Blockage Provisions.
SECTION 11.06.	Subordination on Insolvency.
SECTION 11.07.	Turnover.
SECTION 11.08.	Intercreditor Agreement.
SECTION 11.09.	Continuing Offer.
SECTION 11.10.	Amendment and Modification.
SECTION 11.11.	Trustee Entitled to Rely.
SECTION 11.12.	Trustee to Effectuate Subordination.
SECTION 11.13.	Trustee Not Fiduciary for the Holders of Senior Debt.
SECTION 11.14.	Reliance on Subordination Provisions.
SECTION 11.15.	Trustee’s Compensation Not Prejudiced.
SECTION 11.16.	Subrogation to Rights of Holders of Senior Debt
SECTION 11.17.	Provisions Solely to Define Relative Rights.
SECTION 11.18.	Notice to Trustee.
SECTION 11.19.	Acceleration Only Pursuant to Section 6.02.
SECTION 11.20.	Trust Moneys Not Subordinated.

ARTICLE TWELVE HOLDERS’ MEETINGS

SECTION 12.01.	Purposes of Meetings.
SECTION 12.02.	Place of Meetings.
SECTION 12.03.	Call and Notice of Meetings.
SECTION 12.04.	Voting at Meetings.
SECTION 12.05.	Voting Rights, Conduct and Adjournment.
SECTION 12.06.	Revocation of Consent by Holders at Meetings.

ARTICLE THIRTEEN MISCELLANEOUS

SECTION 13.01.	Trust Indenture Act Controls.
SECTION 13.02.	Notices.
SECTION 13.03.	Communication by Holders with Other Holders.
SECTION 13.04.	Certificate and Opinion as to Conditions Precedent.
SECTION 13.05.	Statements Required in Certificate or Opinion.
SECTION 13.06.	Rules by Trustee, Paying Agent and Registrar.
SECTION 13.07.	Legal Holidays.
SECTION 13.08.	Governing Law.
SECTION 13.09.	Jurisdiction.
SECTION 13.10.	No Recourse Against Others.
SECTION 13.11.	Successors.
SECTION 13.12.	Multiple Originals.
SECTION 13.13.	Table of Contents, Cross-Reference Sheet and Headings.
SECTION 13.14.	Severability.
SECTION 13.15.	Currency Indemnity.

EXHIBITS

Exhibit A	-	Form of Notes
Exhibit B	-	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note

v

INDENTURE dated as of May 17, 2004 among ONO Finance Plc incorporated under the laws of England and Wales as a public limited company (the “Issuer”), Cableruopa S.A.U., Mediterránea Norte Sistemas de Cable, S.A., Mediterránea Sur Sistemas de Cable, S.A., Región de Murcia de Cable, S.A., Valencia de Cable, S.A., each a corporation organized under the laws of the Kingdom of Spain, (the “Subsidiary Guarantors”) and The Bank of New York, a New York banking corporation (the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Floating Rate Senior Notes due 2014 issued on the date hereof (the “Original Notes”) and any additional Notes (“Additional Notes” and, together with the Original Notes, the “Notes”) that may be issued on any other Issue Date (as defined herein).  The Note Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of their Guarantees (as defined herein).  The Issuer and the Note Guarantors have received good and valuable consideration for the execution and delivery of this Indenture.  All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer, (ii) the Guarantees, when executed by the Note Guarantors and delivered hereunder, the legal, valid and binding agreement of the Issuer and the Note Guarantors (iii) this Indenture a legal, valid and binding agreement of the Issuer and the Note Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.

“Acquired Debt” means, with respect to any specified Person, Debt of any other Person (the “Acquired Person”) existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Debt Incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

“Acquired Person” has the meaning specified in the definition of “Acquired Debt”.

“Additional Assets” means (a) any Property (other than cash, cash equivalents and securities) to be used in a Telecommunications Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person; provided, however, that, in the case of clause (b), such Restricted Subsidiary is engaged in a Telecommunications Business.

“Affiliate” of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of:

1

(i)                            such specified Person;

(ii)                           any Subsidiary of such specified Person; or

(iii)                          any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 4.09 and 4.11 only, “Affiliate” shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Annualized Pro Forma EBITDA” means, with respect to any Person, such Person’s Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(i)            1.0% of the principal amount of such Note; and

(ii)           the excess of:

(A)          the present value at such redemption date of (x) the redemption price of the Note at May 15, 2009 plus (y) all required interest payments due on the Note through May 15, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over

(B)           the principal amount of such Note, if greater.

“Asset Sale” of the Company or a Restricted Subsidiary means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above:

(i)            any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(ii)           any disposition that constitutes a Permitted Investment or Restricted Payment permitted under Section 4.07; and

(iii)          any disposition effected in compliance with Section 5.01(b).

“Asset Sale” of the Issuer means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the

2

Issuer, including any disposition by means of a merger, consolidation or similar transaction of any assets of the Issuer.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation” and (b) in all other instances, the greater of:

(i)            the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

(ii)           the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, any (i) bankruptcy law of Spain, (ii) the U.K. Insolvency Act 1986, as amended, and (iii) title 11, United States Bankruptcy Code of 1978, as amended.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bund Rate” means (i) the rate borne by direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) having a constant maturity most nearly equal to the period from the redemption date to May 15, 2014 and (ii) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the Federal Republic of Germany maturing closest to, but straddling, such date, in each case as published in the Financial Times.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, London or the Kingdom of Spain or a place of payment are authorized or required by law to close.

“Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

3

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a)           prior to the first Public Equity Offering, any Person, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such Person shall be deemed to have “beneficial ownership” of all shares that any such other Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (a), such Person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other Person is the beneficial owner (as defined in this clause (a), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b)           on or after the first Public Equity Offering during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with (i) any new directors whose election or appointment by such Board of Directors, or whose nomination for election by the shareholders of GCO or the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) any new directors whose nomination for election by the shareholders of GCO or the Company was approved by a majority of Permitted Holders) cease for any reason to constitute a majority of the Board of Directors then in office;

(c)           the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company or the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or substantially as an entirety to a Wholly Owned Subsidiary or to one or more Permitted Holders) shall have occurred, or Cableuropa or any Holdco of Cableuropa merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into Cableuropa or any Holdco

4

of Cableuropa, in any such event pursuant to a transaction in which the outstanding Voting Stock of Cableuropa or any Holdco of Cableuropa is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of Cableuropa or any Holdco of Cableuropa is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of Cableuropa or any Holdco of Cableuropa immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(d)           Retco or another professional trust corporation (which is not an Affiliate of or otherwise related to the Company or its Affiliates) shall cease to directly or indirectly hold at least 98% of the Capital Stock of the Issuer pursuant to the terms of an English law a charitable trust.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S.  Securities and Exchange Commission.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially The Bank of New York Depository (Nominees) Ltd. on behalf of The Bank of New York, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

“Company” means, prior to a Repayment Event, Cableuropa, and thereafter means the Parent Guarantor.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

(a)           interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to capital leases;

(b)           amortization of debt discount and debt issuance cost, including commitment fees;

(c)           capitalized interest (other than with respect to Subordinated Shareholder Indebtedness);

(d)           cash or non-Cash interest expenses (other than with respect to Subordinated Shareholder Indebtedness);

(e)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

5

(f)            net costs associated with Hedging Obligations (including amortization of fees);

(g)           Disqualified Stock Dividends;

(h)           Preferred Stock Dividends;

(i)            interest Incurred in connection with Investments in discontinued operations;

(j)            interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

(k)           the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a)           any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(i)            subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; and

(ii)           the Company’s equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(b)           for purposes of Section 4.07 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

(c)           any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d)           any extraordinary gain or loss;

(e)           the cumulative effect of a change in accounting principles; and

(f)            any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

6

Notwithstanding the foregoing, for purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.07(b)(iii)(D).

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Canada Square, London E14 5AL, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facility” or “Credit Facilities” means, one or more debt facilities, or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, including the Senior Bank Facility, letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, that such debt or commercial paper facilities may not provide for or consist of the borrowing or issuance of any Public Debt; and provided, further, that no such amendment, restatement, modification, renewal, refund, replacement or refinancing may consist of or provide for the borrowing or issuance of Public Debt.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)           the principal of and premium (if any) in respect of (i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)           all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business);

7

(d)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)           the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock of such Restricted Subsidiary (but excluding, in each case, any accrued dividends);

(f)            all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)           all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

(h)           to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.  For the purposes of this definition, “Debt” shall not include Subordinated Shareholder Indebtedness.  The amount of Debt represented by a Hedging Obligation shall be equal to (i) zero if such Hedging Obligation has been Incurred pursuant to Section 4.06(c)(iv) or (c)(v) or (ii) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Designated Senior Debt” means (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least €25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers’ Certificate of the Company delivered to the Trustee as “Designated Senior Debt” of the Company for purposes of this Indenture and (b) the Senior Bank Facility.

“Determination Date,” with respect to an Interest Period, will be the day that is two TARGET Settlement Days preceding the first day of such Interest Period.

8

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(i)            matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(ii)           is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(iii)          is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clauses (i),(ii) or (iii), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“dollars” means the lawful currency of the United States of America.

“EBITDA” means, for any period, an amount equal to, for any Person:

(a)           the sum of Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus the following to the extent reducing Consolidated Net Income for such period:

(i)            the provision for taxes based on income or profits or utilized in computing net loss,

(ii)           Consolidated Interest Expense,

(iii)          depreciation,

(iv)          amortization of intangibles; and

(v)           any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b)                           all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all for such Person and its subsidiaries (or, in the case of the Company, the Restricted Subsidiaries) determined in accordance with GAAP consistently applied.

“Enforcement Action” means, in relation to any Debt of the Issuer or any Note Guarantor, any action (whether taken by the relevant creditor or creditors or an agent or Trustee on its or their behalf) to:

(a)           demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of such Debt or to

9

require the Issuer or a Note Guarantor to redeem or purchase any part of such Debt;

(b)           recover all or any part of such Debt (including, by exercising any rights of set-off or combination of accounts);

(c)           exercise or enforce any security right against sureties or any other rights under any other document or agreement in relation to (or given in support of) all or any part of such Debt (including under any security documents);

(d)           commence legal or arbitration proceedings against any Person; or

(e)           apply or petition or vote for (or take any other steps which may reasonably be expected to lead to) a total or partial liquidation, dissolution or winding up of any Note Guarantor or an insolvency, bankruptcy, reorganization, composition, receivership (suspensión de pagos), administration, voluntary arrangement, judicial intervention or similar proceeding relating to any Note Guarantor or any of such Note Guarantor’s Property;

provided that neither (i) any legal proceedings not falling within clause (a) through (e) above necessary to preserve the validity and existence of claims, including the commencement of such claims before any court or governmental authority nor (ii) legal proceedings against the Issuer or any Guarantor to challenge the basis on which any sale or disposal is being implemented nor (iii) legal proceedings against any person in connection with any securities violation or fraud shall, in each case, constitute Enforcement Action.

“EURIBOR” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m., Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, after consultation with the Issuer, to provide such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-zone interbank market for deposits in a Representative Amount in euro for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, after consultation with the Issuer, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11.00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

10

“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.

“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the German government or French government (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such German government or French government is pledged and which are not callable or redeemable at the Issuer’s option.

“Euro-zone” means the region comprised of member states of the European Union that adopt the euro.

“Event of Default” has the meaning set forth under Article 6.

“Exchange Act” means the U.S.  Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.

“Excluded Companies” means Madrid Sistemas de Cable, S.A. (“MSC”), Sevilla Sistemas de Cable, S.A. (“SSC”), Univertel Communicaçôes Universais (“UCV”), S.A., and NSEC International, B.V. (“NSEC”). UCV and NSEC do not conduct any activities.  MSC and SSC do not conduct any activities and are excluded from Cableuropa’s consolidated financial statements.

“Existing Equity Value Certificate Guarantee” means the Guarantee by Cableuropa of the Issuer’s obligations under the Existing Equity Value Certificates.

“Existing Equity Value Certificates” means (i) the 275,000 Equity Value Certificates of the Issuer which initially evidenced the right to receive the cash value of 632.4057 ordinary shares of Cableuropa in dollars and the 125,000 Equity Value Certificates of the Issuer which initially evidenced the right to receive the cash value of 305.1645 ordinary shares of Cableuropa in euro, all dated May 6, 1999 and (ii) the 200,000 Equity Value Certificates of the Issuer evidencing the right to receive the cash value of 9,779,025.70 ordinary shares of Cableuropa in dollars and the 150,000 Equity Value Certificates of the Issuer evidencing the right to receive the cash value of 6,898,246.97 ordinary shares of Cableuropa in euro, all dated February 9, 2001.

“Existing EVC Funding Agreements” means the agreements dated as of May 6, 1999 and February 9, 2001 between Cableuropa and the Issuer pursuant to which Cableuropa will pay to the Issuer an amount sufficient to fund the Issuer’s obligations under the Existing Equity Value Certificates.

“Existing Note Guarantee” means a Guarantee on the terms set forth in the Existing Notes Indentures by the applicable Guarantors of the Issuer’s obligations with respect to the Existing Notes.

11

“Existing Notes” means the $275,000,000 13% notes due 2009, the €125,000,000 13% notes due 2009, the €200,000,000 14% notes due 2010 of the Issuer, the $200,000,000 14% notes due 2011 and the €150,000,000 14% notes due 2011.

“Existing Notes Indentures” means the indenture dated as of May 6, 1999 in respect of the $275,000,000 13% notes due 2009 of the Issuer, the indenture dated as of May 6, 1999 in respect of the €125,000,000 13% notes due 2009 of the Issuer, the indenture dated as of June 30, 2000 in respect of the €200,000,000 14% notes due 2010 of the Issuer, the indenture dated February 9, 2001 in respect of the $200,000,000 14% notes due 2011 of the Issuer and the indenture dated February 9, 2001 in respect of the €150,000,000 14% notes due 2011 of the Issuer.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined (a) if such Property has a Fair Market Value equal to or less than €5.0 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of €5.0 million, by a majority of the Board of Directors and evidenced by a board resolution, dated within 60 days of the relevant transaction, delivered to the Trustee.

“Fixed Rate Indenture” means the indenture dated as of the date hereof in respect of the Fixed Rate Notes.

“Fixed Rate Note Proceeds Loan” means the loan dated as of the Issue Date pursuant to which the Issuer shall loan the proceeds of the offering of the Fixed Rate Notes to Cableuropa and the other Subsidiary Guarantors.

“Fixed Rate Notes” means the Issuer’s €180,000,000 10 1/2% senior notes due 2014.

“Floating Rate Note Proceeds Loan” means the loan dated as of the Issue Date pursuant to which the Issuer shall loan the proceeds of the offering of the Notes to Cableuropa and the other Subsidiary Guarantors.

“GAAP” means generally accepted accounting principles in Spain consistently applied, which are in effect from time to time.

At any time after the Issue Date, the Company may elect to apply IFRS in lieu of GAAP and, upon such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time after such election; provided that any such election once made shall be irrevocable.  The Company shall give notice of any such election to the Trustee and the holders.

“GCO” means Grupo Corporativo ONO, S.A., and its successors.

“GCO Loan” means the loan agreement dated February 13, 2003 between Cableuropa as borrower and GCO as lender in an aggregate principal amount of €98.5 million.  GCO has confirmed that Cableuropa shall convert the GCO Loan into common stock of Cableuropa.

12

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.  The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Holdco” means any entity that owns 100% of the share capital of another company (whether directly, or through wholly-owned subsidiaries).

“holder” means (i) in the case of Global Notes, each Person shown in the records of the Book-Entry Depositary as a holder of a certificated depositary interest in respect of such Global Notes for all purposes other than with respect to the payment of principal of, premium, if any, and interest on, such Notes the right to which shall be vested, as against the Issuer, solely in the bearer of such Global Note (being at the Issue Date the Book-Entry Depositary) in accordance with and subject to its terms and the terms of this Indenture and (ii) in the case of Definitive Notes, the Person in whose name a Definitive Note is registered on the registrar’s books.

“IFRS” means the accounting standards adopted by the International Financial Reporting Standards Board and its predecessor.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with Section 4.06, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are expressly

13

incorporated, by reference or otherwise, herein and in any such supplemental indenture, respectively.

“Independent Appraiser” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include August 14, 2004.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.07 and 4.17 and of the definition of “Restricted Payment”, “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary.  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such investment.

“Issue Date” means the date on which the Notes are initially issued.

“Issuer” means ONO Finance Plc.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the board of directors of the Issuer.

“Issuer Restricted Payment” means with respect to the Issuer;

(a)           any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Issuer (including any payment in connection with any merger or consolidation with or into the Issuer);

(b)           the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Issuer or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock;

14

(c)           the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)           any Investment (other than Permitted Investments of the Issuer) in any Person.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligations, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Material License” means a license, authorization or concession to operate a cable or telephone system held by the Company or any of the Restricted Subsidiaries which system at the time of determination covers a number of Total Homes which equals or exceeds 7.5% of the aggregate number of Total Homes covered by all of the licenses, authorizations or concessions to operate cable or telephone systems held by the Company and the Restricted Subsidiaries at such time.

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multi-Borrower Credit Facilities” means the multi-borrower credit facility dated as of May 6, 1999 among the Issuer, Cableuropa and the other borrowers thereunder pursuant to which the Issuer lent the proceeds of the Issuer’s $275,000,000 13% notes due 2009 to Cableuropa and such other borrowers, the multi-borrower credit facility dated as of May 6, 1999 among the Issuer, Cableuropa and the other borrowers thereunder pursuant to which the Issuer lent the proceeds of the Issuer’s €125,000,000 13% notes due 2009 to Cableuropa and such other borrowers, the multi-borrower credit facility dated as of June 30, 2000 among the Issuer, Cableuropa and the other borrowers thereunder pursuant to which the Issuer lent the proceeds of the Issuer’s €200,000,000 14% notes due 2010 to Cableuropa and such other borrowers, the multi-borrower credit facility dated as of February 9, 2001 among the Issuer, Cableuropa and the other borrowers thereunder pursuant to which the Issuer lent the proceeds of the Issuer’s $200,000,000 14% notes due 2011 to Cableuropa and such other borrowers, and the multi-borrower credit facility dated as of February 9, 2001 among the Issuer, Cableuropa and the other borrowers thereunder pursuant to which the Issuer lent the proceeds of the Issuer’s €150,000,000 14% notes due 2011 to Cableuropa and such other borrowers.

“Murcia” means Región de Murcia de Cable, S.A. and its successors.

15

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)           all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)           all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c)           all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale; and

(d)           the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Cash Proceeds” means:

(a)           with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of:

(i)            brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(ii)           provisions for all taxes paid or payable, or required to be accrued as a liability under GAAP as a result of such Asset Sale;

(iii)          all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(iv)          all distributions and other payments required to be made to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

16

(v)           appropriate amounts required to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; and

(b)           with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.07, the proceeds of such issuance or sale in the form of cash or cash equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Notarize” means, with respect to any Debt or other obligation, to notarize (put in notarial form before a Spanish notary republic) or to intervene (signed before a Spanish notary public), in each case in accordance with Spanish law.

“Note Guarantees” means a guarantee on the terms set forth in this Indenture by the Parent Guarantor and the Subsidiary Guarantors of the Issuer’s obligations with respect to the Notes.

“Note Guarantors” means the Parent Guarantor and the Subsidiary Guarantors.

“Notes Proceeds Loans” means the Fixed Rate Note Proceeds Loan and the Floating Rate Note Proceeds Loan.

“Officer” means any director, the Chief Executive Officer, the President, the Chief Financial Officer or any person performing similar functions, of the Company, a Restricted Subsidiary or the Issuer, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, a Restricted Subsidiary or the Issuer, as applicable, at least one of whom shall be the principal executive officer or principal financial officer of the Company, such Restricted Subsidiary or the Issuer, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company, the Restricted Subsidiaries or the Issuer or the Trustee.

“Parent Guarantee” means a guarantee on the terms set forth in this Indenture by the Parent Guarantor of the Issuer’s obligations with respect to the Notes.

“Parent Guarantor” means a direct Holdco of Cableuropa that is a subsidiary of GCO, which will, upon a Repayment Event, guarantee the obligations of the Issuer under this

Indenture.  The Parent Guarantor will not engage in any business activity or undertake any other activity except any activity relating to (i) the granting of the Parent Guarantee, (ii) fulfilling its obligations under the Parent Guarantee, (iii) any activities permitted by this Indenture, or (iv) directly related to the establishment and maintenance of its corporate existence.

“Participative Loans” means the loan agreements dated January 31, 2002 and March 30, 2002 between Cableuropa as borrower and GCO as lender in the aggregate principal amount of €100 million and €200 million, respectively. GCO has confirmed that Cableuropa will convert the Participative Loans into common stock of Cableuropa.

“Permitted Debt” has the meaning given to such term under Section 4.06.

“Permitted Holders” means (a) General Electric Company; Bank of America Corporation; Caisse de dépôt et placement du Québec; Banco Santander; Grupo Ferrovial S.A.; Grupo Multitel, Multitel Luxco, Hidrocantabrico S.A.; VAL Telecommunications, S.L; Sodinteleco, S.L.; any Affiliate of such Person or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 66 2/3% of the total voting power of the Voting Stock of such Person and (b) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company’s Capital Stock.

“Permitted Investment” means any Investment by the Company, a Restricted Subsidiary or the Issuer, as specifically set forth below, in:

(a)           in the case of the Company and the Restricted Subsidiaries, the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that such Restricted Subsidiary is engaged in the Telecommunications Business;

(b)           in the case of the Company and the Restricted Subsidiaries, any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided, however, that such Person is engaged in the Telecommunications Business;

(c)           in the case of the Company, the Restricted Subsidiaries and the Issuer, Temporary Cash Investments;

(d)           in the case of the Company and the Restricted Subsidiaries, receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e)           in the case of the Company and the Restricted Subsidiaries, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)            in the case of the Company and the Restricted Subsidiaries, loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed €1.0 million at any one time outstanding;

(g)           in the case of the Company and the Restricted Subsidiaries, stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or such Restricted Subsidiary or in satisfaction of judgments;

(h)           in the case of the Company and the Restricted Subsidiaries, any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.11;

(i)            in the case of the Company and the Restricted Subsidiaries, other Investments made for Fair Market Value that do not exceed the greater of (x) €20 million or (y) an amount equal to 10% of any Capital Stock Sale Proceeds received in connection with a Public Equity Offering to the extent that such Capital Stock Sale Proceeds have not been used pursuant to Section 4.07(b)(iii)(B) to make a Restricted Payment, in either case, outstanding at any one time in the aggregate; and

(j)            in the case of the Issuer, the loan of the proceeds of (x) the Notes by the Issuer to Cableuropa and the other Subsidiary Guarantors under the Notes Proceeds Loans and (y) a debt offering with terms substantially similar to the offering of the Notes by the Issuer to Cableuropa and the other Subsidiary Guarantors under an agreement or agreements substantially similar to the Notes Proceeds Loans.

“Permitted Junior Securities” means, with respect to any Person: (a) Capital Stock in such Person; or (b) debt securities of such Person that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent that, Subordinated Guarantees are subordinated to Senior Debt pursuant to this Indenture.

“Permitted Liens” means (A) with respect to the Company and the Restricted Subsidiaries:

(a)           Liens to secure Debt permitted to be Incurred under Sections 4.06(c)(ii), (iv) and (v);

(b)           Liens for taxes, assessments or governmental charges, levies or claims on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d)           Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(e)           Liens on Property existing at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(f)            Liens on the Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

(g)           pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h)           easements, rights of way, restrictions on the use of properties and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(i)            Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e) or (f) above or (p) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (e) or (f) above or (p) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(j)            Liens on Property of any Unrestricted Subsidiary; provided, however, that such Liens do not extend to any Property of the Company and the Restricted Subsidiaries;

(k)           Liens in favor of the Company or any Restricted Subsidiary;

(l)            Liens on Property of the Company or any Restricted Subsidiary pursuant to conditional sale or title retention agreements;

(m)          Liens on Property of the Company or any Restricted Subsidiary relating to judgments being contested in good faith by the Company or such Restricted Subsidiary;

(n)           Liens on the Property of the Company or any Restricted Subsidiary pursuant to good faith contract deposits;

(o)           Liens on Property of the Company or any Restricted Subsidiary arising as a result of immaterial leases of such Property to other persons;

(p)           Liens relating to escrow accounts established for the benefit of holders of Public Debt of Cableuropa;

(q)           Liens to secure Debt permitted to be incurred under the Subsidized Loans and VAT Discounting Facility pursuant to Section 4.06(c)(viii);

(r)            Liens existing on the Issuer Date not otherwise described in clauses (a) through (q) above; and

(r)            Liens Incurred in the ordinary course of business of the Company or any subsidiary of the Company with respect of obligations that do not exceed €10.0 million at any one time outstanding;

and (B) with respect to the Issuer:

(a)           The pledge of the Notes Proceeds Loans for the benefit of lenders under the Senior Bank Facility after a Repayment Event;

(b)           Liens relating to escrow accounts established for the benefit of holders of Public Debt of Cableuropa; and

(c)           Liens for taxes, assessments or governmental charges, levies or claims on the Property of the Issuer if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided, however, that (x) any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor and (y) the Issuer shall have notified the Company that a payment under the Notes Proceeds Loans in respect thereof may be due.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)           such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b)           the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c)           the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d)           the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the Issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Pro Forma EBITDA” means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business, provided that, with respect to the Company, all of the foregoing references to “Subsidiary” or “Subsidiaries” shall be deemed to refer only to a “Restricted Subsidiary” or “Restricted Subsidiaries”.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Public Debt” means any bonds, debentures, notes or other indebtedness of a type that could be issued or traded in any market where capital funds (whether debt or equity) are traded, including private placement sources of debt and equity as well as organized markets and exchanges, whether such indebtedness is issued in a public offering or in a private placement to institutional investors or otherwise.

“Public Equity Offering” means an underwritten public offering of ordinary shares of Cableuropa or any Holdco of Cableuropa, following which at least 15% of the total issued and outstanding ordinary shares of Cableuropa or any Holdco of Cableuropa is listed on a nationally recognized stock exchange or automated quotation system in the United States or in a member state of the European Union.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt.  “Repayment” and “Repaid” shall have correlative meanings.  For purposes of Section 4.11, Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Repayment Event” means the later of (i) the establishment of a Holdco of Cableuropa that is a subsidiary of GCO; (ii) the guarantee of the Notes on a senior unsecured basis by that Holdco; and (iii) (a) the redemption, repurchase or maturity of all of the Existing Notes, or (b) the Existing Notes Indentures being amended to reflect the terms of this Indenture governing the Notes with respect to the subordination of the Subsidiary Guarantees following the redemption, repurchase or maturity of the Existing Notes.

“Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any Senior Debt or if no person is so authorized, the holders of such Senior Debt.

“Representative Amount” means an amount of not less than €1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Payment” means;

(a)           any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for;

(i)            any dividend or distribution that is made solely to the Company or a Restricted Subsidiary;

(ii)           any dividend or distribution that is made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to a shareholder other than the Company or a Restricted Subsidiary provided that (x) the dividend or distribution has been paid to all shareholders (including the Company and/or any Restricted Subsidiary) on a pro rata basis, or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis and (y) the aggregate amount of such dividends or distributions permitted by this exception (ii) does not exceed €500,000 per year; or

(iii)          any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary;

(b)           the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock of the Company (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)           the purchase, repurchase, redemption, acquisition or retirement for value from any direct or beneficial shareholder of the Company of any Capital Stock of any Restricted Subsidiary or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock of a Restricted Subsidiary (other than for or into Capital Stock of a Restricted Subsidiary that is not Disqualified Stock);

(d)           the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or in exchange for Capital Stock of a Restricted Subsidiary); or

(e)           any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiaries” means (a) any Subsidiary (other than the Excluded Companies) of the Company unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the Section 4.17 and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary as permitted pursuant to such Section.

“Retco” means Royal Exchange Trust Company Limited.

“Retecal” means Retecal Sociedad Operadora de Telecommunicaciones de Castilla y León, S.A.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Bank Facility” means the senior bank facility dated as of August 8, 2001, as subsequently amended on February 13, 2003 among the ONO Group, as guarantors and borrowers, a series of international banks as arrangers, and Banc of America Securities Limited as agent and security agent, and as further amended, restated, augmented, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“Senior Debt” of any Person means:

(a)           all obligations consisting of any amount (including the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding)) arising under or in respect of (i) Debt for borrowed money and (ii) Debt evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture;

(b)           all Capital Lease Obligations and all Attributable Debt in respect of Sale and Leaseback Transactions;

(c)           all obligations of any Person:

(i)            for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction;

(ii)           under Hedging Obligations; or

(iii)          issued or assumed as the deferred purchase price of Property and all conditional sale obligations and all obligations under any title retention agreement permitted under this Indenture; and

(d)           all obligations of other Persons of the type referred to in clauses (a), (b) and (c) above for the payment of which such Person is responsible or liable as Guarantor; provided, however, that Senior Debt shall not include:

(A)          Debt that is by its terms subordinate or pari passu in right of payment to the Notes Proceeds Loans, including any Senior Subordinated Debt or any Subordinated Obligations;

(B)           any Debt Incurred in violation of the provisions of this Indenture;

(C)           accounts payable or any other obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities other than provided pursuant to Credit Facilities);

(D)          any liability for federal, state, local, foreign or other taxes owed or owing;

(E)           any obligation of the Company or any Restricted Subsidiary to any Restricted Subsidiary (other than obligations of the Company to any Restricted Subsidiary which represent amounts provided to such Restricted Subsidiary under Senior Debt which such Restricted Subsidiary has lent to the Company); or

(F)           any obligations with respect to any Capital Stock of the Company.

“Senior Subordinated Debt”

(a)           With respect to the Company means the Multi-Borrower Credit Facilities and the Notes Proceeds Loans and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes Proceeds Loans and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt of the Company. “Senior Subordinated Debt” of any Restricted Subsidiary or any other Note Guarantor has a correlative meaning; and

(b)           With respect to the Issuer means the Subordinated Debt of the Issuer that specifically provides that such Debt is to rank pari passu with the Notes (after payment of the Existing Notes) and is not subordinated by its terms to any other Subordinated Debt or other obligation of the Issuer which is not Senior Debt of the Issuer. “Senior Subordinated Debt” of any Restricted Subsidiary or any other Note Guarantor has a correlative meaning.

“Spanish Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the Kingdom of Spain (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the Kingdom of Spain is pledged and which are not callable or redeemable at the issuer’s option.

“Stated Maturity” means, with respect to any Debt or security, the date specified in such Debt or security as the fixed date on which the payment of principal of such Debt or security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of any Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes Proceeds Loans or the applicable Note Guarantee pursuant to a written agreement to that effect.

“Subordinated Shareholder Indebtedness”, means subordinated indebtedness issued by the Company or any Restricted Subsidiary to any Holdco of Cableuropa or any Permitted Holder that by its terms or pursuant to the terms of any subordination agreement to which it is subject;

(i)            does not (including upon the happening of any event) mature and is not (including upon the happening of any event) mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, and does not include any provision requiring re-purchase by the Company or any Restricted Subsidiary (including upon the happening of any event) prior to the date that is one year after the date on which the Notes mature;

(ii)           does not (including upon the happening of any event) require or provide for the payment in cash or otherwise, of interest or any other amounts prior to its final Stated Maturity (provided that interest may accrete while such subordinated indebtedness is outstanding and accreted interest may become due upon acceleration of maturity as permitted by clause (iii) of this definition and any interest may be satisfied at any time by the issues to the holders thereof of additional Subordinated Shareholder Indebtedness);

(iii)          does not provide (including upon the happening of any event) for the acceleration of its maturity or the exercise of remedies prior to the date that is one year after the date on which the Notes mature and are repaid other than by converting it into Capital Stock (other than Disqualified Stock);

(iv)          is not secured by a Lien on any asset of the Company or any Restricted Subsidiary and is not Guaranteed by any Restricted Subsidiary;

(v)           does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or the Guarantees;

(vi)          is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date that is one year after the date on which the Notes mature other than into or for Capital Stock (other than Disqualified Stock); and

(vii)         such Subordinated Shareholder Indebtedness shall be fully subordinated and junior in right of payment to the Notes, the Notes Guarantees and the Notes Proceeds Loans pursuant to subordination, payment blockage and enforcement limitation terms which, taken as a whole, are no less favorable, in any material respects, to the holders than those contained in the Notes Proceeds Loans and the Note Guarantees, as applicable, as in effect on the Issue Date.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person or (c) one or more subsidiaries of such Person.

“Subsidiary Guarantee” means a guarantee on the terms set forth in this Indenture by each Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Subsidiary Guarantor” means Cableuropa; Murcia; Valencia; Valencia South; and Valencia North; and any other Person that becomes a Note Guarantor, other than the Parent Guarantor, pursuant to Section 4.24.

“Subsidized Loans” means loans or other Credit Facilities provided by any national or regional public authority in Spain or the European Union, and any guarantee to secure such loans or Credit Facilities.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Telecommunications Business” means (i) the business of operating or owning a license, authorization or concession to operate a cable or telephone or telecommunications (including Internet) system or service principally in the European Union and (ii) any business reasonably related, ancillary or complementary thereto, provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

“Telerate Page 248” means, the display page so designated on Bridge’s Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor).

“Temporary Cash Investments” means any of the following:

(a)           Investments in European Government Obligations or Spanish Government Obligations maturing within 365 days of the date of acquisition thereof;

(b)           Investments in checking accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of €500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with (i) a bank meeting the qualifications described in clause (b) above or (ii) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)           Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-l” (or higher) according to Moody’s or “A-l” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act) and

(e)           direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that (i) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Trust Indenture Act”  or “TIA” means the U.S.  Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means the Excluded Companies and any Subsidiary or Affiliate of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.17 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

“Valencia” means Valencia de Cable, S.A. and its successors.

“Valencia North” means Mediterrànea Norte Sistemas de Cable, S.A. and its successors.

“Valencia South” means Mediterrànea Sur Sistemas de Cable, S.A. and its successors.

“VAT Discounting Facility” means any credit facility with one or more financial institutions for the purpose of financing VAT receivables from the Spanish tax authorities.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other wholly owned Subsidiaries.

SECTION 1.02.      Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.16(a)
“Additional Notes”	Recitals
“Affiliate Transaction	4.09(a)
“Allocable Excess Proceeds”	4.11(e)
“Authorized Agent”	13.09
“bankruptcy provisions”	6.01(a)(vii)
“Change of Control Offer”	4.15(a)
“Change of Control Purchase Date”	4.15(a)
“Change of Control Purchase Price”	4.15(a)
“Covenant Defeasance”	8.03
“cross acceleration provisions”	6.01(a)(v)
“Defaulted Interest”	2.12
“Event of Default”	6.01(a)
“Excess Proceeds”	4.11(d)
“Global Notes”	2.01(c)
“incorporated provision”	13.01
“judgment default provisions”	6.01(a)(vi)
“Legal Defeasance”	8.02
“Notes”	Recitals
“Notice of Default”	6.01(a)
“Obligations”	10.01(a)
“Original Notes”	Recitals
“Participants”	2.01(c)
“Paying Agent”	2.03
“Payment Blockage Notice”	11.02(c)
“Payment Blockage Period”	11.02(c)
“Permitted Debt”	4.06(b)
“Prepayment Offer”	4.11(d)
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Relevant Taxing Jurisdiction”	4.16
“Restricted Global Note”	2.01(b)
“Security Register”	2.03
“Significant Subsidiary”	4.21(a)(iii)
“Surviving Person”	5.01(b)(i)
“Standstill Period”	11.03(a)(iii)(B)
“Taxes”	4.16(a)
“Transfer Agent”	2.03

SECTION 1.03.      Trust Indenture Act Terms.  The following TIA terms have the following meanings as used in this Indenture:

“Commission” means the Commission.

“indenture securities” means the Notes.

“indenture securities holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the “indenture securities” means the Issuer and the Note Guarantors.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings assigned to them by such definitions.

SECTION 1.04.      Rules of Construction.  Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          “or” is not exclusive;

(iv)          “including” or “include” means including or include without limitation;

(v)           words in the singular include the plural and words in the plural include the singular;

(vi)          “interest” shall include Special Interest, if any;

(vii)         unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(viii)        the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(ix)           costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof; and

(x)            “actual knowledge” of the Trustee shall be construed to mean that the Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a Trust Officer of the Trustee has received three Business Days’ written notice that such payments are required or prohibited by this Indenture.

ARTICLE TWO
THE NOTES

SECTION 2.01.      The Notes.  (a)  Form and Dating.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage.  The Issuer shall approve the form of the Notes.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in denominations of €1,000 and integral multiples thereof.

(b) Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, for the accounts of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

(c) Book-Entry Provisions.  This Section 2.01(c) shall apply to the Regulation S Global Note and the Restricted Global Note (collectively, the “Global Notes”) deposited with or on behalf of the Common Depositary.

Members of, or participants and account holders in Euroclear and Clearstream (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or by the Trustee or any custodian of the Depositary or the Common Depositary or under such Global Note, and the Common Depositary or its nominee may be treated by the Issuer, a Note Guarantor, the Trustee and any agent of the Issuer, a Note Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Note Guarantor, the Trustee or any agent of the Issuer, a Note Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

SECTION 2.02.      Execution and Authentication.  An authorized member of the board of directors or executive officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an authorized member of the board of directors or executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (a) Original Notes for original issue up to an aggregate principal amount of €100,000,000 and (b) Additional Notes, from time to time, subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 2.15.  Any issue of Additional Notes that is to utilize the same ISIN or Common Code number as a Note already issued hereunder shall be effected in a manner and under circumstances whereby the issue of Additional Notes is treated as a “qualified reopening” (within the meaning of U.S. Treas. Reg. 1.1275-2(k)(3), or any successor provision, all as in effect at the time of further issue) of the issue of notes having the shared ISIN or Common Code number, as the case may be.  The aggregate principal amount of Notes outstanding shall not exceed the amount set forth herein except as provided in Sections 2.07 and 2.15.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03.      Registrar, Transfer Agent and Paying Agent.  The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the

“Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served.  The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer shall maintain a Transfer Agent and Paying Agent in London, England.  The Issuer shall also maintain a Transfer Agent and Paying Agent in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.  The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.  The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.11 and 4.15.

The Issuer hereby appoints (i) the office of The Bank of New York in London, England located at the address set forth in Section 13.02(a) as Transfer Agent and Paying Agent in London, England and agent for service of notices and demands in connection with the Notes and (ii) the office of The Bank of New York in Luxembourg located at the address set forth in Section 13.02(a) as Transfer Agent and Paying Agent in Luxembourg.  The Transfer Agent and the Paying Agent shall be entitled to such compensation and indemnification as the Trustee under Section 7.06 hereof.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes.  Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, cancelled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

SECTION 2.04.      Paying Agent to Hold Money in Trust.  Not later than 11:00 am (London, England time) on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the

Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

SECTION 2.05.      Holders List.  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the record date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06.      Transfer and Exchange.  (a)  Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall, upon receipt of an Issuer’s order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10, 3.07 or 9.05 or in accordance with an Excess Proceeds Offer pursuant to Section 4.11 or Change of Control Offer pursuant to Section 4.15, not involving a transfer).

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Common Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided, however, that, although, no restrictions will be required to effect such transfers, a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)            Except for transfers or exchanges made in accordance with any of clauses (ii), (iii) or (iv) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Common Depositary or to a successor of the Common Depositary or such successor’s nominee.

(ii)           Restricted Global Note to Regulation S Global Note.  If the Holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected only in accordance with this clause (ii) and the rules and procedures of Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Common Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and the Common Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

(iii)          Regulation S Global Note to Restricted Global Note.  If the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount and (B) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such opinion of counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Common Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.

(iv)          Global Notes to Certificated Notes.  In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.10, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer and the Trustee.

(c)           If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honoured unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144(k) under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear the legend.

(d)           The Trustee shall have no responsibility for any actions taken or not taken by Euroclear or Clearstream, as the case may be.

SECTION 2.07.      Replacement Notes.  If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee or the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note shall be an additional obligation of the Issuer.

SECTION 2.08.      Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.      Notes Held by Issuer.  Not withstanding Section 2.08, in determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

SECTION 2.10.      Certificated Notes.  (a)  A Global Note deposited with the Common Depositary or other custodian for the Common Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Common Depositary notifies the Issuer that it is unwilling or unable to continue as the Common Depositary for such Global Note, or if at any time the Common Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 120 days of such notice, or (ii) the Issuer, at its option, executes and delivers to the Trustee a notice that such Global Note be so transferable, registrable and exchangeable, or (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) the issuance of such certificated Notes is necessary in order for a Holder or beneficial owner to present its Note or Notes to a Paying Agent in order to avoid any Tax that is imposed on or with respect to a payment made to such Holder or beneficial owner.  Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 13.02(a).

(b)           Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Common Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in denominations of €1,000 and integral multiples thereof and registered in such names as the Common Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Common Depositary or its nominee.  In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes shall be payable, and the transfer of the certificated Notes shall be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c)           In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11.      Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner.  Except as otherwise provided in this Indenture the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12.      Defaulted Interest.  (a)  Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (b) or (c) below:

(b)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (c) below.

(c)           The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.      Computation of Interest.   The amount of interest for each day that the Floating Rate Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all euro amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will upon the request of any holder of Floating Rate Notes, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Floating Rate Note Guarantors and the holders of the Floating Rate Notes.

SECTION 2.14.      ISIN and Common Code Numbers.  In issuing the Notes the Issuer may use ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee shall use ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or Common Code numbers.

SECTION 2.15.      Issuance of Additional Notes.  The Issuer may, subject to Section 4.06 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02.  The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE THREE
REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01.      Right of Redemption.  The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

SECTION 3.02.      Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 35 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.03.      Selection of Notes to be Redeemed.  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal securities exchange or automated quotation system, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange or automated quotation system, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than €1,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to €1,000 in principal amount or integral multiples thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.04.      Notice of Redemption.  (a)  At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder to be redeemed and shall comply with the provisions of Section 13.02(b).

(b)           The notice shall identify the Notes to be redeemed (including ISIN and Common Code numbers) and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)           that, if any Note is being redeemed in part, the portion of the principal amount (equal to €1,000 in principal amount or integral multiples thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof shall be reissued;

(vi)          that, if any Note contains a ISIN or Common Code number, no representation is being made as to the correctness of such ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)         that, unless the Issuer and any Note Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)        the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

SECTION 3.05.      Deposit of Redemption Price.  On or prior to any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation.  The Paying Agent shall return to the Issuer any money so deposited that is not required for that purpose.

SECTION 3.06.      Payment of Notes Called for Redemption.  If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest.  Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice.  In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.07.      Notes Redeemed in Part.  (a)  Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at final Stated Maturity of €1,000 or integral multiples thereof.

(b)           Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled; provided, however, that each such certificated Note shall be in a principal amount at final Stated Maturity of €1,000 or integral multiples thereof.

ARTICLE FOUR
COVENANTS

SECTION 4.01.      Payment of Notes.  The Issuer covenants and agrees for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 11:00 a.m. London, England time on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any then due.  If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer or a Note Guarantor shall pay interest on overdue principal at the rate specified therefor in the Notes.  The Issuer or a Note Guarantor shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.      [Reserved.]

SECTION 4.03.      [Reserved.]

SECTION 4.04.      [Reserved.]

SECTION 4.05.      Statement as to Compliance.  (a)  The Issuer and the Company shall each deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer or the Company, as appropriate, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer or the

Company is taking or proposed to take with respect thereto.  For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           When any Default has occurred and is continuing under this Indenture, the Issuer or Cableuropa, as the case may be, shall, upon any Officer becoming aware of such Default, deliver to the Trustee within 30 Business Days by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.06.      Limitation on Debt.  (a)  The Issuer shall not Incur, directly or indirectly, any Debt (including Acquired Debt) unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Permitted Debt of the Issuer.  The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, Incur, directly or indirectly, any Debt (including Acquired Debt) unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i)(A) prior to the date that is two years from the Issue Date, the Debt of the Company and the Restricted Subsidiaries, on a consolidated basis, including any Debt Incurred pursuant to the exceptions set forth in the second following paragraph, shall be less than the product of Annualized Pro Forma EBITDA for the Company and the Restricted Subsidiaries for the latest fiscal quarter for which interim financial statements are available immediately preceding the date on which such additional Debt is Incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been Incurred at the beginning of such period, multiplied by 7.0 and (B) after the date that is two years after the Issue Date, the Debt of the Company and the Restricted Subsidiaries, on a consolidated basis, including any Debt Incurred pursuant to the exceptions set forth in the second following paragraph, shall be less than the product of Annualized Pro Forma EBITDA for the Company and the Restricted Subsidiaries for the latest fiscal quarter for which interim financial statements are available immediately preceding the date on which such additional Debt is Incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been Incurred at the beginning of such period, multiplied by 5.5,or (ii) such Debt is Permitted Debt of the Company and the Restricted Subsidiaries.

(b)           The term “Permitted Debt of the Issuer” is defined to include the following:

(i)            Debt of the Issuer evidenced by the Notes;

(ii)           Debt of the Issuer the proceeds of which are loaned to the Company and/or the Restricted Subsidiaries under an agreement or agreements substantially similar to either the Notes Proceeds Loans or the Multi-Borrower Credit Facilities; provided, however, that the Company and the Restricted Subsidiaries shall have the ability to Incur the Debt under any such agreement or agreements under the terms of this Section; and

(iii)          Debt of the Issuer outstanding on the Issue Date not otherwise described in clauses (i) and (ii) above (including, without limitation, the Existing Notes and the Existing Equity Value Certificates).

(c)           The term “Permitted Debt of the Company and the Restricted Subsidiaries” is defined to include the following:

(i)            Debt of the Company and the Restricted Subsidiaries (A) evidenced by the Note Guarantees relating to the Notes and (B) under the Notes Proceeds Loans;

(ii)           Debt under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed €900.0 million, minus the amount of any permanent repayments or prepayments of such Debt with the proceeds of Asset Sales made in accordance with Section 4.11 (but only to the extent of any corresponding commitment reduction if such Debt is revolving credit borrowings);

(iii)          Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(iv)          Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary as the case may be, and not for speculative purposes; provided, however, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.06;

(v)           Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary, as the case may be, in the ordinary course of business and not for speculative purposes;

(vi)          Debt in connection with one or more standby letters of credit, bankers’ acceptances or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to workers’ compensation claims or self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

(vii)         Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (i) through (vi) above and listed on a schedule to this Indenture (including, without limitation, the Existing Multi-Borrower Credit Facilities, the Existing Note Guarantees, the Existing Equity Value Certificate Guarantee and the Existing EVC Funding Agreements);

(viii)        Debt under the Subsidized Loans, the VAT Discounting Facility and short-term credit facilities, as amended, restated, modified in part from time to time in an aggregate principal amount at any time outstanding not to exceed €71.0 million.

(ix)           Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Debt is covered within five Business Days;

(x)            Debt of the Company or any Restricted Subsidiary consisting of advance or extended payment terms in the ordinary course of business;

(xi)           Debt of the Company or any Restricted Subsidiary arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, or similar obligations, in each case Incurred or assumed in connection with the disposal of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of indebtedness of the Subsidiary disposed of or Incurred or assumed by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Debt shall at no time exceed the gross proceeds, including the Fair Market Value or non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposal;

(xii)          Debt represented by Capital Lease Obligations, mortgage financing or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Telecommunications Business in an aggregate principal amount not to exceed €10.0 million at any time outstanding;

(xiii)         Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section; provided, however that if the Debt being Guaranteed is subordinated in right of payment to the Notes or the Note Guarantees, then such Guarantees shall be subordinated to the same extent as the Debt Guaranteed;

(xiv)        Subordinated Shareholder Indebtedness;

(xv)         Debt of the Company and the Restricted Subsidiaries (other than Debt permitted pursuant to clauses (i) through (xiv) above) in an aggregate principal amount outstanding at any one time not to exceed €25.0 million; and

(xvii)       Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraphs (a)(i)(A) and (a)(i)(B) this Section and paragraphs (c)(i) and (c)(vii).

(d)           Notwithstanding anything to the contrary contained in this Section 4.06, the Company shall not, and shall not permit any other Note Guarantor to, nor shall any other Note Guarantor, Incur any Debt pursuant to this Section 4.06, other than debt Incurred pursuant to Section 4.06(a)(i)(A) or (B), if the proceeds thereof are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless such Debt shall be subordinated to the Notes Proceeds Loans or the applicable Note Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations or (ii) any Senior Subordinated Debt unless such Debt shall be Senior Subordinated Debt or shall be subordinated to the Notes Proceeds Loans and the applicable Note Guarantee, as the case may be.

SECTION 4.07.      Limitation on Restricted Payments.  (a)  The Issuer shall not make, directly or indirectly, any Issuer Restricted Payment; provided that, the Issuer may make payments in respect of the Existing Equity Value Certificates; and provided further, that the Issuer may pay dividends to ONO Holdings in an aggregate amount not to exceed €75,000 per year or its equivalent for the purpose of permitting the recipient to pay expenses related to the administration of the Issuer or ONO Holdings.

(b)           The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect thereto,

(i)            a Default or Event of Default shall have occurred and be continuing,

(ii)           the Company could not Incur at least €1.00 of additional Debt pursuant to Section 4.06(a)(i) or

(iii)          the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(A)          50% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to date of the Restricted Payment (or in case such Consolidated Net Income will be a deficit, minus 100% of such deficit)

(B)           Capital Stock Sale Proceeds (other than that portion of such Capital Stock Sale Proceeds in excess of €20.0 million that has been used pursuant to clause (i) of the definition of Permitted Investment to make a Permitted Investment);

(C)           the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company;

(D)          the aggregate cash proceeds received by the Company or any Restricted Subsidiary in connection with the Incurrence of any Subordinated Shareholder Indebtedness after the Issue Date; and

(E)           an amount equal to the sum of (I) any dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, and (II) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

(c)           Notwithstanding the foregoing limitation, the Company may take the following actions:

(i)            pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(ii)           purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (b)(iii)(B) above;

(iii)          purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(iv)          make payments in respect of the Existing Equity Value Certificate Guarantee and under the Existing EVC Funding Agreements;

(v)           (A) repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Cableuropa or any Holdco of Cableuropa or any Restricted Subsidiary held by any current or former officer, director or employee of Cableuropa or any Restricted Subsidiary that are issued on the Issue Date or issued to such Persons following the Issue Date pursuant to any share option scheme, compensation plan, incentive scheme or similar arrangement or; (B) the purchase, in the open market, at any time following the Public Equity Offering of Cableuropa or a Holdco of Cableuropa of listed ordinary shares of Cableuropa or a Holdco of Cableuropa to be reserved for Issuance upon exercise of options issued to any current or former officer, director or employee of Cableuropa or a Holdco of Cableuropa or any Restricted Subsidiary pursuant to any share option scheme, compensation plan, incentive scheme or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired, retired or purchased Capital Stock referred to in Clauses (A) and (B) may not exceed €2.0 million in any twelve month period;

(vi)          the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent that such Capital Stock represents a portion of the exercise price of those stock options;

(vii)         the repurchase, redemption or other acquisition for value of Capital Stock of Cableuropa or a Holdco of Cableuropa or any Restricted Subsidiary representing fractional shares of such Capital Stock in connection with a share dividend distribution share split, reverse share split, merger, consolidation, amalgamation or other business combination of Cableuropa, such Holdco or such Restricted Subsidiary in each case permitted under this Indenture;

(viii)        Following a Public Equity Offering, the payment of dividends on Capital Stock of the Company up to 6% per annum of the net cash proceeds received by Cableuropa in any such Public Equity Offering or any subsequent public offering of such ordinary shares or net cash proceeds of any such Public Equity Offering or subsequent public offering of such Capital Stock by any Holdco of Cableuropa that are contributed in cash to Cableuropa’s equity (other than through the issuance of Disqualified Stock) or loaned to Cableuropa in the form of Subordinated Shareholder Indebtedness; provided that if such Public Equity Offering was of Capital Stock of a Holdco of Cableuropa, then that proceeds of any such dividends are used to fund an equal dividend on the ordinary shares of such Holdco; provided, further, that at the time of such payment no Default or Event of Default has occurred and is continuing; and

(ix)           cash payments, advances, loans or expense reimbursements made to GCO to permit GCO to pay general operating expenses (other than management, consulting or similar fees payable by Affiliates of the Issuer), accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed €5.0 million in the aggregate in any fiscal year; and

(x)            any other Restricted Payment, provided that the total aggregate amount of Restricted Payments made under this clause (x) does not exceed €7.5 million in the aggregate in any fiscal year; provided, further, that at the time of such payment no Default or Event of Default has occurred and is continuing.

The actions described in clauses (i) and (vii) of this paragraph (c) are Restricted Payments that will be permitted to be made in accordance with this paragraph but that reduce the amount that would otherwise be available for Restricted Payments under clause (b)(iii)(B) above.

SECTION 4.08.      Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.  The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

(a)           to the Company or another Restricted Subsidiary;

(b)           the Incurrence of a Lien permitted under Section 4.10 (solely to the extent such Incurrence constitutes a disposition of the Capital Stock subject to such Lien under applicable law);

(c)           the issuance and sale to a citizen of any jurisdiction of shares of Capital Stock of such Restricted Subsidiary, to the extent required by applicable law of such jurisdiction;

(d)           if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any Restricted Subsidiary owns any Capital Stock of such Restricted Subsidiary;

(e)           if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 if made on that date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such Section).

SECTION 4.09.      Limitation on Transactions with Affiliates.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(i)            the terms of such Affiliate Transaction are (A) set forth in writing and (B) no less favorable, in any material respect, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company as determined in good faith by any Officer of the Company;

(ii)           if such Affiliate Transaction involves aggregate payments or value in excess of €10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i)(B) of this Section 4.09 as evidenced by a board resolution promptly delivered to the Trustee; and

(iii)          if such Affiliate Transaction involves aggregate payments or value in excess of €25.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

(b)           Notwithstanding the foregoing limitation, the following shall not be Affiliate Transactions:

(i)            any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

(ii)           any transaction or series of transactions between the Parent Guarantor and Cableuropa or between the Parent Guarantor and one or more Restricted Subsidiaries;

(iii)          any Restricted Payment or Issuer Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investment of the Company or the Restricted Subsidiaries;

(iv)          any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(v)           loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or any Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed €1.0 million in the aggregate at any one time outstanding, provided, however that the Company or any Restricted Subsidiary may make loans or advances to employees in connection with a Public Equity Offering in amounts not to exceed €3.5 million;

(vi)          arrangements in existence on the Issue Date (including any construction and equipment purchase contracts and any consultancy agreements) and any renewal thereof; provided, however, that any such renewal is on terms no less favorable in any material respect, taken as a whole, than the terms of any such existing agreement;

(vii)         arrangements relating to the offer and sale of Capital Stock of the Company or any Restricted Subsidiary that the Board of Directors determines in good faith to be customary for such an offer and sale;

(viii)        any Guarantee or grant of any Lien by the Company or a Restricted Subsidiary in connection with any Debt (other than Subordinated Obligations) permitted pursuant to Section 4.06;

(ix)           any payments or other transactions pursuant to a tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(x)            (A) the provision by Bank of America Corporation and its Affiliates and Banco Santander and its Affiliates of investment banking or commercial banking or similar services to the Company and the Restricted Subsidiaries; and (B) any agreement with Grupo Ferrovial, S.A. and its Affiliates or Isolux WAT S.A. and its Affiliates to construct the telecommunications networks of the Company and the Restricted Subsidiaries, which, in the case of each of (A) and (B), are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or an Officer thereof, or are on terms no less favorable in any material respect, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company as determined in good faith by any Officer of the Company; and

(xi)           any payments or other transactions with respect to the lease or sharing or other use of cable or fiber lines, equipment, transmission capacity, right-of-way or other access rights, service agreements, content provision agreements or any other transactions entered into in the ordinary course of business and related to the Telecommunications Business between the Company or any Restricted Subsidiary and Retecal provided (a) such transaction satisfies the requirements of paragraph (a)(i) of this Section 4.09 and (b) The Board of Directors (including a majority of disinterested directors (which shall include at least two such directors)) approves such transaction and, in its good faith judgment, believes such transaction complies with clause (a)(i)(B) of this Section 4.09 as evidenced by a board resolution promptly delivered to the Trustee.

SECTION 4.10.      Limitation on Liens.  (a)  The Issuer shall not, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom.

(b)           the Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless

(i)            if such Lien secures Senior Subordinated Debt, the Notes Proceeds Loans and the applicable Note Guarantee are secured on an equal and ratable basis with such Debt, and

(ii)           if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Notes Proceeds Loans and the applicable Note Guarantee in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Notes Proceeds Loans and the applicable Note Guarantee.

SECTION 4.11.      Limitation on Sale of Certain Assets.  (a)  The Issuer shall not, directly or indirectly, consummate any Asset Sale.

(b)           The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, directly or indirectly, consummate any Asset Sale unless:

(i)            the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(ii)           at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes Proceeds Loans and the applicable Note Guarantee) as a result of which the

Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities;

(iii)          the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii); and

(iv)          no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such Asset Sale.

(c)           The Net Available Cash (or any portion thereof) from Asset Sales shall be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i)            to repay Senior Debt of the Company or any other Note Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company);

(ii)           to invest or reinvest in Additional Assets (including an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary that is invested in such Restricted Subsidiary); or

(iii)          Any combination of the foregoing.

(d)           Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”.  When the aggregate amount of Excess Proceeds exceeds €10.0 million (taking into account income earned on such Excess Proceeds, if any), Cableuropa will be required to make an offer to make prepayments under the Notes Proceeds Loans sufficient to enable the Issuer to purchase Notes pursuant to the Prepayment Offer (as defined below), and the Issuer shall be required to make an offer to purchase (the “Prepayment Offer”) the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over-subscription) set forth in this Indenture.  To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any general corporate purpose and the amount of Excess Proceeds will be reset to zero.

(e)           The term “Allocable Excess Proceeds” will mean the product of (a) the Excess Proceeds and (b) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the

Prepayment Offer and the aggregate principal amount of other Debt of Cableuropa outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes Proceeds Loans and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring Cableuropa to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

(f)            Within five Business Days after Cableuropa is obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuer shall send a notice pursuant to Section 13.02, accompanied by such information regarding the Issuer, the Company and the Restricted Subsidiaries as the Issuer in good faith believes will enable the holders to make an informed decision with respect to such Prepayment Offer.  Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is given.

(g)           The Issuer and each of the Note Guarantors will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, each of the Issuer and the Note Guarantors will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

SECTION 4.12.      Limitation on Sale and Leaseback Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(i)            the Company or such Restricted Subsidiary would be entitled to (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06 and (ii) create a Lien on such Property securing such Attributable Debt without also securing the Notes Proceeds Loans and the applicable Note Guarantee pursuant to Section 4.10;

(ii)           such Sale and Leaseback Transaction is effected in compliance with Section 4.11; and

(iii)          the net proceeds received in connection with such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such Property.

SECTION 4.13.      Limitation on Restrictions on Distributions from Restricted Subsidiaries.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, nor shall any Restricted Subsidiary, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right or ability of any Restricted Subsidiary (and, in the case of clause (iv) below, Cableuropa) to:

(i)            pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(ii)           make any loans or advances to the Company or any other Restricted Subsidiary;

(iii)          transfer any of its Property to the Company or any other Restricted Subsidiary; or

(iv)          satisfy its obligations under the Notes Proceeds Loans.

(b)           The foregoing limitations will not apply:

(i)            with respect to clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv), to restrictions:

(A)          in effect or entered into on the Issue Date;

(B)           relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(C)           relating to the Senior Bank Facility;

(D)          under (I) this Indenture, the Fixed Rate Indenture, the Note Guarantees or the Notes or (II) any customary encumbrance or restriction that is contained in an agreement or instrument governing or relating to any Indebtedness Incurred; provided, however, that the restrictions contained in any such agreement or instrument are no less favorable in any material respect, taken as a whole, to the holders of Notes than the restrictions contained in this Indenture, the Fixed Rate Indenture, the Note Guarantees or the Notes;

(E)           that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (b)(i)(A), (B), (C) or (D) (in respect of clause (I) only) above or in clause (c)(i) or (ii) below; provided, however, such restriction with respect to such Refinanced Debt is no less favorable in any material respect, taken as a whole, to the holders of Notes than those under the agreement evidencing the Debt so Refinanced;

(F)           relating to Hedging Obligations, Subsidized Loans or the VAT Discounting Facility; or

(G)           any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Senior Debt, provided that the provisions of any such agreement or instrument do not prevent (other than following an event of default on such Senior Debt) the payment of interest and mandatory payment of principal pursuant to the terms of this Indenture and the Notes, but provided, further that such agreement or instrument may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, customary subordination provisions governing future Debt to be Incurred by the Company or any Restricted Subsidiary no less favorable in any material respect, taken as a whole, to the holders of Notes than the subordination provisions applicable to the Note Guarantees, and provisions prohibiting redemptions or repurchases of Notes in the event of a Change of Control; and

(c)           with respect to clause (a)(iii) of this Section 4.13 only, to restrictions:

(A)          relating to Debt that is permitted to be Incurred and secured without also securing the Notes Proceeds Loans or the applicable Note Guarantee pursuant to Sections 4.06 and 4.10 that limit the right of the debtor to dispose of the Property securing such Debt;

(B)           encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C)           resulting from customary provisions in leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D)          customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale;

(E)           encumbrances or restrictions existing by reason of customary merger or acquisition agreements for the purchase or acquisition of the Capital Stock or assets of the Company or any of its Subsidiaries by another Person;

(F)           customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent;

(G)           encumbrances or restrictions arising as a result of applicable law or regulation; or

(H)          encumbrances or restrictions that may be imposed by governmental licenses, concessions, franchises or permits.

SECTION 4.14.      Limitation on the Company’s Business.  The Company shall not, and the Company and the Restricted Subsidiaries as a group shall not, engage in any business other than a Telecommunications Business.

SECTION 4.15.      Change of Control.  (a)  Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to €1,000 or an integral multiple thereof) of such holder’s Notes pursuant to the offer (the “Change of Control Offer”) described below at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)           Within 30 days following any Change of Control, the Issuer and the Company shall:

(i)            cause a notice of the Change of Control Offer to be sent to the Dow Jones News Service and Reuters News Service or similar business news services (and, if and so long as Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish a notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)); and

(ii)           in the event the Notes are in the form of definitive Notes, send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address as it appears on the registration books of the Registrar, a notice stating:

(A)          that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes timely tendered will be accepted for payment;

(B)           the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is given;

(C)           the circumstances and relevant facts regarding the Change of Control; and

(D)          the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)           The Issuer and each of the Note Guarantors will comply, in each case to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of the United Kingdom, Spain and Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed, in connection with the Repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer and each of the Note Guarantors will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

SECTION 4.16.      Additional Amounts.  (a)  All payments that the Issuer makes under or with respect to the Notes or that any Note Guarantor makes under or with respect to any Note Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer, any Note Guarantor or any surviving Person is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless the Issuer or such Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law.  If the Issuer or a Note Guarantor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer or such Note Guarantor, as the case may be, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received and retained by each holder of the Notes (including Additional Amounts) after such withholding, deduction, imposition or levy will be not less than the amount the holder would have received and retained if such Taxes had not been required to be withheld or deducted.

(b)           Neither the Issuer nor any Note Guarantor will, however, pay Additional Amounts to a holder or beneficial owner of Notes in respect or on account of:

(i)            any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of the holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or this Indenture);

(ii)           any Taxes that are imposed or levied by reason of the failure of the holder or beneficial owner of Notes, following the Issuer’s written request addressed to the holder (and made at a time that would enable the holder or beneficial owner acting reasonably to comply with that request), to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(iii)          any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(iv)          any Tax that is payable otherwise than by withholding or deduction from payments made under, or with respect to, the Notes;

(v)           any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

(vi)          any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii)         any Tax that is imposed on or with respect to a payment made to a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Notes to another paying agent in a Member State of the European Union.

(c)           The Issuer and any Note Guarantor will (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

(d)           At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Note Guarantor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date.  The Issuer will promptly publish a notice in accordance with the provisions set forth in Section 13.02 stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(e)           Upon request, the Issuer or any Note Guarantor, as the case may be, will furnish to a holder of the Notes copies of tax receipts evidencing the payment of any Taxes by the Issuer or such Note Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Issuer or such Note Guarantor.  If, notwithstanding the efforts of the Issuer to obtain such receipts the same are not obtainable, the Issuer or such Note Guarantor will provide such holder with other evidence reasonably satisfactory to the holder of such payments by the Issuer or such Note Guarantor.

(f)            In addition, the Issuer and any Note Guarantor will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue or delivery of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

(g)           Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts, if applicable.

SECTION 4.17.      Designation of Unrestricted and Restricted Subsidiaries.  (a)  Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Company, including any newly acquired or newly formed subsidiary, to be an Unrestricted Subsidiary if:

(i)            no Event of Default shall have occurred or be continuing at the time of or after giving effect to such designation;

(ii)           the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary; and

(iii)          either (A) the Subsidiary to be so designated has total assets of €60,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

(b)           Except as provided in the second sentence of paragraph (a) above, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.  Neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).  Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Note Guarantee previously made by such Restricted Subsidiary.

(c)           The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation:

(i)            the Company could Incur €1.00 of additional Debt pursuant to Section 4.06(a)(i);

(ii)           no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)          such Unrestricted Subsidiary is a subsidiary of the Company; and

(iv)          such Unrestricted Subsidiary executes and delivers to the Trustee a Note Guarantee at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary.

(d)           Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation or redesignation and an Officers’ Certificate of the Company (i) certifying that such designation or redesignation complies with the foregoing provisions and (ii) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.18.      Limitation on Issuer Activities.  (a)  The Issuer will not engage in any business activity or undertake any other activity, except any activity:

(i)            relating to the offering, sale or issuance of the Notes or the Incurrence of Permitted Debt of the Issuer (including the lending of the proceeds of such sale of Notes or Permitted Debt of the Issuer to the Company and the Restricted Subsidiaries);

(ii)           undertaken with the purpose of, and directly related to, fulfilling its obligations under the Existing Notes, the Notes, this Indenture, the Fixed Rate Indenture, the Existing Notes Indentures, the agreements relating to the Existing Equity Value Certificates or such Permitted Debt, including the Incurrence of Permitted Liens of the Issuer and the making of Permitted Investments of the Issuer; or

(iii)          directly related to the establishment and maintenance of the Issuer’s corporate existence.

(b)           All of the proceeds of the offering will be lent to Cableuropa and the other Subsidiary Guarantors by the Issuer pursuant to the Notes Proceeds Loans.  The Issuer shall not:

(i)            Incur any Debt other than the Notes or Permitted Debt of the Issuer;

(ii)           issue any Capital Stock (other than to ONO Holdings, the Company or Retco);

(iii)          consummate any Asset Sale; or

(iv)          take any action which would cause it to no longer satisfy the requirements of its exemption from the provisions of the Investment Company Act of 1940, as amended.

(c)           Whenever the Issuer receives a payment or prepayment under the Notes Proceeds Loans, it shall use the funds received solely to satisfy its obligations (to the extent of the amount owing in respect of such obligations) under this Indenture (including any premium paid by holders of the Notes), except as otherwise provided pursuant to the subordination and other provisions of the Notes Proceeds Loans and this Indenture. The Issuer’s Articles of Association and Memorandum of Association prohibit the transfer of its shares to any Person other than ONO Holdings, the Company or Retco.

SECTION 4.19.      Payment of Taxes and Other Claims.  The Issuer shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent: (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Issuer or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Issuer or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Issuer or any such

Subsidiary; provided, that the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 4.20.      Payments for Consent.  Neither the Issuer nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21.      Reports to Holders.  (a)  So long as any Notes are outstanding, each of the Company and the Issuer will furnish to the Trustee (who, at the Company’s or the Issuer’s expense, as the case may be, will furnish by mail to holders of the Notes):

(i)            within 120 days following the end of each fiscal year, information including “Selected Historical Financial Data”, “Management’s Discussion and Analysis of Results of Operations” and “Business” sections with scope and content similar to the corresponding sections of the offering memorandum prepared in connection with the offering of the Notes, dated May 7, 2004, (after taking into consideration any changes to the business and operations of the Company or the Issuer after the Issue Date), information regarding the Company’s and the Issuer’s share capital, constitutional documents and any material contracts to which the Company, the Issuer or the Restricted Subsidiaries are party other than contracts entered into in the ordinary course of business, consolidated audited income statements, balance sheets and cash flow statements and the related notes thereof for the Company and the Issuer for the two most recent fiscal years in accordance with GAAP, which need not, however, contain any reconciliation to U.S.  GAAP or otherwise comply with Regulation S-X of the Commission, together with an audit report thereon by the Issuer’s independent auditors;

(ii)           within 60 days following the end of the fiscal quarters ended June 30, 2004 and September 30, 2004 and of the first three fiscal quarters in each fiscal year thereafter, quarterly reports containing unaudited balance sheets, statements of income, statements of shareholders equity and statements of cash flows and condensed footnote disclosure; for the Company and the Restricted Subsidiaries on a consolidated basis, in each case for the quarterly period then ended and the corresponding quarterly period in the prior fiscal year and prepared in accordance with GAAP, which need not, however, contain any reconciliation to U.S.  GAAP or otherwise comply with Regulation S-X of the Commission, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for such quarterly period;

(iii)          promptly from time to time after the occurrence of a material acquisition or disposition that would constitute a Significant Subsidiary (as defined in Regulation S-X of the Commission), financial statements of the acquired business and a pro forma consolidated balance sheet and statement of operations of the Company and the Restricted Subsidiaries giving effect to the acquisition or disposition to the extent practicable utilizing available information, (which need not be required to contain any U.S. GAAP information or otherwise comply with Regulation S-X of the Commission); and

(iv)          promptly from time to time after the occurrence of an event required to be reported therein, such other reports containing substantially the same information required to be contained in Form 6-K (or any successor form) of the Commission.

(b)           Each of the Company and the Issuer shall be deemed to satisfy the foregoing obligations so long as it furnishes the foregoing information in compliance with the corresponding obligation in the Existing Notes Indentures.

(c)           In addition, so long as the Notes remain outstanding and during any period during which Cableuropa and the Issuer are not subject to Section 13 or 15(d) of the Exchange Act or exempt therefrom pursuant to each of Cableuropa and the Issuer will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Exchange Act by Persons who are not “affiliates” under the Securities Act.

(d)           Each of the Issuer and the Company will also make available copies of all reports furnished to the Trustee with 15 days after the Issuer or the Company, as the case may be, furnishes such reports to the Trustee: (a) on the website of the Company, as the case may be; (b) to the newswire service of Bloomberg, or, if Bloomberg does not then operate, any similar agency; and (c) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the specified office of the paying agent in Luxembourg.

SECTION 4.22.      Limitation on Layered Debt.  Cableuropa shall not, and shall not permit any other Guarantor to, nor shall any other Subsidiary Guarantor, Incur, create, issue, assume, Guarantee or otherwise become liable for any Debt that is both subordinate or junior in right of payment to any Senior Debt of Cableuropa or such Subsidiary Guarantor and senior in any respect in right of payment to any Senior Subordinated Debt of Cableuropa or such Subsidiary Guarantor or any other Debt of Cableuropa or such Subsidiary Guarantor ranking equally with Senior Subordinated Debt of Cableuropa or such Subsidiary Guarantor.

SECTION 4.23.      Limitation on Notarization Under Spanish Law.  Until September 1, 2004, the Company shall not, and shall not permit any other Guarantor to, nor shall any other Note Guarantor, notarize any Debt or other obligation other than Senior Debt.

SECTION 4.24.      Future Note Guarantors.  The Company shall cause each Person that becomes a Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Note Guarantee at the time such Person becomes a Restricted Subsidiary.  The Company, however, will not be obligated to cause any Restricted Subsidiary to become a Note Guarantor if the provision by such Restricted Subsidiary of a Note Guarantee would result in any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company (including any “whitewash” or similar procedures that would be required in order to enable such Note Guarantee to be provided in accordance with applicable law).

SECTION 4.25.      Use of Proceeds by the Issuer.  The gross proceeds to the Issuer from the offering of the Notes shall be lent by the Issuer to Cableuropa and the other Subsidiary Guarantors pursuant to the Notes Proceeds Loans.

SECTION 4.26.      Restriction on Transfer of Assets.  The Company and any Restricted Subsidiary that is a Note Guarantor shall not sell, convey, transfer or otherwise dispose of its assets or property to any Restricted Subsidiary that is not a Note Guarantor.

SECTION 4.27.      Conversion of GCO Loan and Participative Loans into Common Stock of Cableuropa.  Within one month of the Issue Date, Cableuropa shall take all necessary actions and make all necessary submissions, including submissions to the Mercantile Registry, to convert the GCO Loan and the Participative Loans into common stock of Cableuropa.

SECTION 4.28.      Further Instruments and Acts.  Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuer and any Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.29.      Listing.  The Issuer and Cableuropa will use their best efforts to cause the Notes to be listed on the Luxembourg Stock Exchange, or to the extent that it is preceded from listing the Notes on such exchange, the Issuer and Cableuropa shall use their best efforts to cause the Notes to be listed on another EU recognized stock exchange.  The Issuer and Cableuropa shall cause the Notes to be listed as required by this Section 4.29 prior to August 15, 2004.

ARTICLE FIVE
CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.      Consolidation, Merger or Sale of Assets.    (a)  The Issuer shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions.

(b)           Except with respect to an enforcement sale as described under Section 10.03, the Company and each of the other Note Guarantors shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into the Company or such other Note Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

(i)            the Company or such other Note Guarantor shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company or such other Note Guarantor, as applicable) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or a member state of the European Union on the Issue Date;

(ii)           the Surviving Person (if other than the Company or such other Note Guarantor, as applicable) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes Proceeds Loans, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and such other Note Guarantor, as applicable, and the due and punctual performance of all obligations of the Company or such other Note Guarantor, as applicable, under its respective Note Guarantee;

(iii)          in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company or such other Note Guarantor, as applicable, such Property shall have been transferred as an entirety or substantially as an entirety to one Person, which is the Surviving Person;

(iv)          immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis, no Default or Event of Default will have occurred and be continuing;

(v)           Except with respect to the merger, consolidation or amalgamation with or into Retecal, or of Retecal into or with any Note Guarantor, immediately after giving effect to such transaction or series of related transactions on a pro forma basis the Surviving Person would be able to incur €1.00 of additional Debt pursuant to Section 4.06(a)(i);

(vi)          the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture and such Note Guarantee, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(vii)         such transaction would not result in the revocation of any Material License which is not replaced, substituted, reinstated or reissued to the holder of such Material License or to the Surviving Person (if other than the Company or another Note Guarantor).

(c)           Except with respect to an enforcement sale as described under Section 10.03, the Surviving Person (other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, the Notes Proceeds Loans and their respective Note Guarantees (or of such other Note Guarantor under this Indenture, the Notes Proceeds Loans and their respective Note Guarantees, as the case may be), but the predecessor company in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company (or such other Note Guarantor) as an entirety or substantially as an entirety) or (ii) a lease, shall not be released from any of the obligations or covenants under this Indenture, the Notes Proceeds Loans and the applicable Note Guarantee.

SECTION 5.02.      Successor Substituted.  Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.01 of this Indenture, any

Surviving Entity formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein; and thereafter, except in the case of a lease of all or substantially all of its property and assets, the predecessor Issuer shall be released of all obligations and covenants under this Indenture and the Notes.

ARTICLE SIX
DEFAULTS AND REMEDIES

SECTION 6.01.      Events of Default.  (a)  Each of the following will be an “Event of Default” under this Indenture:

(i)            default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

(ii)           default in the payment of the principal of or premium, if any, on any Note at its Maturity;

(iii)          failure to comply with Section 5.01;

(iv)          failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than as specified in clause (i), (ii) or (iii) above) and such failure continues for a period of 30 days or more after written notice is given to the Issuer and the Company as provided below;

(v)           a default under any Debt by the Issuer, the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than €15.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(vi)          any judgment or judgments for the payment of money in an aggregate amount in excess of €15.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Issuer, the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(vii)         certain events involving bankruptcy, insolvency or reorganization of the Issuer, the Company or any Restricted Subsidiary (the “bankruptcy provisions”);

(viii)        any Note Guarantee ceases to be, or shall be asserted in writing by any Note Guarantor, or any Person acting on behalf of any Note Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the terms of this Indenture);

(ix)           the Notes Proceeds Loans cease to be in full force and effect or the Notes Proceeds Loans are declared null and void or unenforceable or the Notes Proceeds Loans are found to be invalid or the Company denies its liability under the

Notes Proceeds Loans or payments under the Notes Proceeds Loans become subject to any Lien;

(x)            an event of default under, or modification which is adverse to the Issuer or the holders of the Notes or, the Notes Proceeds Loans; and

(xi)           the revocation of a Material License which is not replaced, substituted, reinstated or reissued to (A) the holder of such Material License, (B) another entity which is a Restricted Subsidiary of the Company or (C) the Surviving Person (other than the Company or another Note Guarantor) in connection with any transaction permitted by Section 5.01.

A Default under clause (vi) is not an Event of Default under this Indenture until the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure (or cause the Restricted Subsidiaries to cure) such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

Each of the Issuer and the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

In case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to such Trustee reasonable indemnity.  Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee with respect to the Notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in this Indenture that would have been payable upon redemption at the time the Event of Default occurs shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, such Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 15 Business Days after its occurrence.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.

SECTION 6.02.      Acceleration.  If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding and all amounts outstanding under the Notes Proceeds Loans, in each case plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Notes and the Notes Proceeds Loans shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.  Whenever amounts are due and payable under an Indenture, the same amounts due to the Issuer under the Notes Proceeds Loans will be due and payable.  After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived as provided in this Indenture.  Upon any such rescission and annulment of any such declaration and its consequences with respect to the Notes, the declaration and consequences under the Notes Proceeds Loans shall be rescinded.

SECTION 6.03.      Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.04.      Waiver of Past Defaults.  (a)  At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue interest and Additional Amounts on all Notes then outstanding;

(B)           all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(C)           to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(D)          all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)          all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(b)           The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under this Indenture, except a default:

(i)            in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note; or

(ii)           in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

SECTION 6.05.      Control by Majority.  The Holders of not less than a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided, that:

(a)           the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction;

(b)           the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.      Limitation on Suits.  No holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy hereunder, subject to the provisions described under Section 11.03 through 11.07, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and such Trustee within such 30-day period has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes.  Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

SECTION 6.07.      Collection Suit by Trustee.  (a)  The Issuer covenants that if default is made in the payment of:

(i)            any instalment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)           the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.06 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)           If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

SECTION 6.08.      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization,

arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.09.      Application of Money Collected.  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST:                    to the Trustee for amounts due under Section 7.06;

SECOND:               to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD:                  to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10.      Undertaking for Costs.  A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.06.

SECTION 6.11.      Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.12.      Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13.      Delay or Omission not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.14.      Record Date.  The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 11.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

SECTION 6.15.      Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN
TRUSTEE

SECTION 7.01.      Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(A)          this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(B)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(d)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Note Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.      Certain Rights of Trustee.  (a)  Subject to Section 7.01:

(A)                  the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(B)           before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Section 13.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(C)           the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(D)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such

Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(E)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or bad faith;

(F)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(G)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(H)          the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(I)            in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken;

(J)            the permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(K)          delivery of reports, information and documents to the Trustee under Section 4.21 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(L)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(M)         the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b)           The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.      Individual Rights of Trustee.  The Trustee, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Section 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.04.      Trustee’s Disclaimer.  The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the use or application of any money received by any Paying Agent other than the Trustee.

SECTION 7.05.      Reports by Trustee to Holders.  Within 60 days after June 30 of each year commencing with June 30, 2005, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 30, if required by TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

The Issuer shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

SECTION 7.06.      Compensation and Indemnity.  The Issue, failing which any Note Guarantor, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, or, where indicated herein, the Company failing which any Note Guarantor, shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Issuer, failing which any Note Guarantor (jointly and severally) hereby agrees to indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and any Note Guarantor (including this Section 7.06) and defending itself against any claim, whether asserted by the Issuer, any Note Guarantor, any Holder or any other Person or liability in connection with the execution and performance of any of its powers and duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Note Guarantor of its obligations hereunder. The Issuer shall, at the Trustee’s sole discretion, defend the claim and the Trustee shall reasonably cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may have separate counsel of its own choosing and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) with respect to the Issuer, any Note Guarantor, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 7.06 and any claim or lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

SECTION 7.07.      Replacement of Trustee.  (a)  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)           The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.09;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(c)           If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.  If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.06.

(e)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(f)            If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)           Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s and the Note Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08.      Successor Trustee by Merger.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.09.      Eligibility: Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least €50,000,000 or its equivalent in U.S. dollars as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes.

SECTION 7.10.      Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.11.      Appointment of Co-Trustee.  (a)  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.11 are adopted to these ends.

(b)           In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)           Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided, however, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead.  In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)           Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(A)          all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(B)           no Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder.

(e)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)            Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE EIGHT
DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01.      Issuer’s Option to Effect Defeasance or Covenant Defeasance.  The Issuer may, at its option by a resolution of its Board of Directors, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.      Defeasance and Discharge.  The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, elect to have the obligations of the Issuer and any Note Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”).  Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes except as to:

(i)            the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(ii)           the Issuer’s obligations to issue temporary Notes, register, transfer or exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust;

(iii)          the rights, powers, trusts, duties and immunities of the Trustee and the obligations of the Issuer and any Note Guarantors in connection therewith; and

(iv)          the Legal Defeasance provisions of this Indenture.

SECTION 8.03.      Covenant Defeasance.  Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall be released from its obligations under any covenant contained in Sections 4.03 through and including 4.15 and Sections 4.17, Section 4.18 and Sections 4.20 through and including 4.27 and Section 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, such covenant defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04.      Conditions to Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Issuer, or the Company, as the case may be, must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the holders of the Notes, cash in euro, European Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of an internationally recognized firm of independent certified public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer, or the Company, as the case may be, must (i) specify whether the Notes are being defeased to maturity or to a particular redemption date and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such principal, premium, if any, or interest;

(b)           in the case of Legal Defeasance, the Issuer, or the Company, as the case may be, must have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the U.S.  Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that (and based thereon such opinion shall confirm that) the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Legal Defeasance, the Issuer, or the Company, as the case may be, delivers to the Trustee an Opinion of Counsel in each of the United Kingdom, the Kingdom of Spain and any other jurisdiction in which the Issuer or the Company is conducting business in a manner which causes the holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, or, in the case of any successor to the Issuer or the Company, the jurisdiction in which such successor is organized (each a “relevant jurisdiction”) to the effect that holders of the Notes will not recognize income, gain or loss in the relevant jurisdiction as a result of such Legal Defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(d)           in the case of Covenant Defeasance, the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e)           in the case of Covenant Defeasance, the Issuer, or the Company, as the case may be, delivers to the Trustee an Opinion of Counsel in each of the United Kingdom, the Kingdom of Spain and any other jurisdiction in which the Issuer or the Company is conducting business in a manner which causes the holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, or, in the case of any successor to the Issuer or the Company, the jurisdiction in which such successor is organized (each a “relevant jurisdiction”) to the effect that holders of the Notes will not recognize income, gain or loss in the relevant jurisdiction as a result of such Covenant Defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(f)            no Default or Event of Default will have occurred and be continuing (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as bankruptcy or insolvency events described in Section 6.01(a)(vii) is concerned, at any time during the period ending on the 185th day after the date of such deposit;

(g)           such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in this Indenture with respect to any of the Issuer’s securities;

(h)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), any material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(i)            such defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S.  Investment Company Act of 1940 unless such trust shall be registered under such act or exempt from registration thereunder;

(j)            the Issuer must have delivered to the Trustee an opinion of independent counsel in the country of the Issuer’s incorporation to the effect that after the 185th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and an opinion of independent counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the holders of the Notes;

(k)           the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the

Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or other creditors, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors;

(l)            no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time during the period ending on the 185th day after the date of such deposit; and

(m)          the Issuer must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Note Guarantors will remain liable for such payments.

SECTION 8.05.      Satisfaction and Discharge of Indenture.  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) when:

(a)           the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in euro or European Government Obligations sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be and the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of Notes at Maturity or on the redemption date, as the case may be and either:

(i)            all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense; and

(b)           the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(c)           the Issuer has delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that:

(i)            all conditions precedent provided in this Indenture relating to the satisfaction and discharge of such Indenture have been satisfied; and

(ii)           such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound.

SECTION 8.06.      Survival of Certain Obligations.  Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer and any Note Guarantor in Sections 2.02 through 2.14, 7.06, 7.07, and 8.07 through 8.09 shall survive until the Notes have been paid in full.  Thereafter, any obligations of the Issuer and any Note Guarantor in Sections 7.06, 8.07 and 8.08 shall survive such satisfaction and discharge.  Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.07.      Acknowledgment of Discharge by Trustee.  Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.08.      Application of Trust Money.  Subject to Section 8.09, the Trustee shall hold in trust cash in euro or European Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or European Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.09.      Repayment to Issuer.  Subject to Sections 7.06, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be (a) published in the Financial Times or another leading newspaper in London, England and in New York (which is expected to be the Wall Street Journal) (b) made available to the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency and (c) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, published in the Luxemburger Wort or another newspaper having a general circulation in Luxembourg or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining shall be repaid to the Issuer.  After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.10.      Indemnity for Government Securities.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such European Government Obligations.

SECTION 8.11.      Reinstatement.  If the Trustee or Paying Agent is unable to apply cash in euro or European Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or European Government Securities in accordance with this Article Eight; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in euro or euro Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders.   Without the consent of any holder of the Notes, the Issuer, the Note Guarantors and the Trustee may amend or supplement this Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer or the Note Guarantors under this Indenture, to add additional Note Guarantees with respect to the Notes or to release Note Guarantors from Note Guarantees as provided by the terms of this Indenture, to secure the Notes, to add to the covenants of the Issuer or the Note Guarantors for the benefit of the holders of the Notes, or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder of the Notes, or to make any change to the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to the following paragraph).

SECTION 9.02.      With Consent of Holders.  (a)  Without the consent of the holder of each outstanding Note, the Issuer, the Note Guarantors and the Trustee may:

(i)            reduce the amount of Notes whose holders must consent to an amendment or waiver;

(ii)           reduce the rate of or extend the time for payment of interest on any Note;

(iii)          reduce the principal of or extend the Stated Maturity of any Note;

(iv)          make any Note payable in money other than that stated in the Note;

(v)           impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Note Guarantee;

(vi)          release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(vii)         reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in such Note under the heading “Optional Redemption”;

(viii)        reduce the amount payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(ix)           at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(x)            amend or modify the provisions described under Section 4.17 of the Indenture;

(xi)           make any change to the subordination provisions of this Indenture or the Notes Proceeds Loans that would adversely affect the holders of the Notes;

(xii)          make any change in any Note Guarantee that would adversely affect the holders of the Notes; or

(xiii)         release Cableuropa and the other Subsidiary Guarantors from any of its obligations under the Notes Proceeds Loans otherwise than in accordance with the terms of the Notes Proceeds Loans.

(b)           Notwithstanding the foregoing, this Indenture may be amended or supplemented with the consent of the Issuer, the Note Guarantors and the holders of a majority in aggregate principal principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of this Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes.

SECTION 9.03.      [Reserved].

SECTION 9.04.      Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.      Notation on or Exchange of Notes.  If an amendment, modification or supplement changes the terms of a Note, the Issuer or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

SECTION 9.06.      Payment for Consent.  None of the Issuer, any Note Guarantor nor any Affiliate shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend, modify or supplement in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.07.      Notice of Amendment or Waiver.  Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

SECTION 9.08.      Trustee to Sign Amendments, Etc.  The Trustee may execute any amendment, supplement or waiver authorized pursuant, and adopted in accordance with, this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall be an expense of the Issuer.

ARTICLE TEN
GUARANTEES

SECTION 10.01.    Guarantees.  (a)  Each Subsidiary Guarantor hereby fully and unconditionally guarantees, on an unsecured, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Additional Amounts, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor shall remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation.  All payments under such Subsidiary Guarantees shall be made in euro.

(b)           Upon a Repayment Event, the Parent Guarantor will fully and unconditionally guarantee, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Additional Amounts, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”).  The Parent Guarantor will agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Parent Guarantor and that such Parent Guarantor shall remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation.  All payments under such Parent Guarantee shall be made in euro.

(c)           Each Note Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Note Guarantor (except payment in full); provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of such Note Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof.  Each Note Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under such Note Guarantor’s Guarantee (including, for the avoidance of doubt, any right which such Note Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Note Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that such Guarantee shall not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture.  If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, each Note Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(d)           Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02.    Subrogation.  (a)  Each Note Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Note Guarantor pursuant to the provisions of its Guarantee.

(b)           Each Note Guarantor agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations.  Each Note Guarantor further agrees that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of such Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 10.02 subject to Section 10.01(c) above.

SECTION 10.03.    Release of the Subsidiary Guarantees.  (a)  Upon a Repayment Event and subject to the following paragraph, the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantees of its Subsidiaries, once it becomes due, is a continuing guarantee and shall (i) remain in full force and effect until payment in full of all of its obligations under the Subsidiary Guarantee, (ii) be binding upon each Subsidiary Guarantor and its successors and (iii) inure to the benefit of, and be enforceable by, the Trustee, the holders and their successors, transferees and assigns.

(b)           Each Subsidiary Guarantor shall automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and be of no further force or effect, concurrently with any sale by way of enforcement by the senior lenders under the Senior Bank Facility of a security interest therein of (i) all of the Capital Stock of such Subsidiary Guarantor or any parent company of such Subsidiary Guarantor or (ii) all or substantially all of the assets of such Subsidiary Guarantor, in each case so long as:

(i)            the proceeds of such sale are in cash (or substantially all in cash) and are applied in the manner described under Section 11.06;

(ii)           such Subsidiary Guarantor is released from its obligations in respect of all other Debt that is subordinated or junior in right of payment to the Notes and all other debt ranking equally with the Notes provided, however, that nothing in this clause (ii) shall (x) require the release by the Subsidiary Guarantors or any of their Subsidiaries of any of its or their obligations in respect of any other Debt that is senior in right of payment to the Notes, including any of their obligations in respect of the Senior Bank Facility or (y) prohibit the assignment of the Notes Proceeds Loans in accordance with their terms; and

(iii)          the sale is made pursuant to either a public auction or a competitive bid process to obtain the best price reasonably obtainable given the then-current condition (financial or otherwise), earnings, business, assets and prospects of such Subsidiary Guarantor and its Subsidiaries, the senior lenders under the Senior Bank Facility having consulted with an internationally recognized investment bank (including without limitation and to the extent appropriate a lender under the Senior Bank Facility or a relationship bank of the Company or its Subsidiaries) or an internationally recognized accounting firm regarding the appropriate procedures for obtaining the best price for the shares or assets, considered the recommendations of that investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by that investment bank or accounting firm to be implemented in all material respects in relation to the sale and to permit holders to participate in the sale process as bidders provided, however, that the senior lenders under the Senior Bank Facility shall not be under any further obligation to cause such recommendation to be implemented to the extent not implemented in connection with such sale by the relevant court, authority or other third party required to act in connection with such sale; provided further, however, that such reasonable efforts will, to the extent permitted by applicable law, include attempting to conduct such sale process other than through a court or legal proceeding.

(c)           Upon the presentation of an Officer’s Certificate with respect to the occurrence of an event specified in the preceding paragraph (including confirmation from the investment bank or accounting firm that it has consulted with the senior lenders regarding the appropriate procedures for obtaining the best price for the shares or the assets), the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the Subsidiary Guarantee.

(d)           Neither the Issuer nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect the Subsidiary Guarantee or any such release, termination or discharge. In the event that the Subsidiary Guarantor is released from its obligations under the Subsidiary Guarantee at a time when the Notes are listed on the Luxembourg Stock Exchange, the Issuer will, to the extent required by the rules of the Luxembourg Stock Exchange, publish notice of the release of the Subsidiary Guarantee in a daily leading newspaper with general circulation in Luxembourg (expected to be the Luxemburger Wort) and send a copy of such notice to the Luxembourg Stock Exchange.

(e)           In addition, the Subsidiary Guarantee of a Subsidiary Guarantor shall be released:

(i)            in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Parent Guarantor or a Restricted Subsidiary, if the sale or other disposition is an Asset Sale and does not violate the covenant set forth under Section 4.11;

(ii)           in connection with any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Parent Guarantor or a Restricted Subsidiary, if the sale or other disposition is an Asset Sale and does not violate the covenant set forth under Section 4.11;

(iii)          upon legal defeasance of the Issuer’s obligations or satisfaction and discharge of this Indenture; or

(iv)          upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, including Section 4.17.

SECTION 10.04.    Limitation and Effectiveness of Guarantees.  Notwithstanding any other provision of this Indenture, the obligations of any Note Guarantor under its Guarantee shall be limited under the relevant laws applicable to such Note Guarantor and the granting of such Guarantees (including laws relating to corporate benefit, capital preservation, financial assistance, fraudulent conveyances and transfers or transactions under value) to the maximum amount payable such that such Guarantees shall not constitute a fraudulent conveyance, fraudulent transfer, voidable preference, a transaction under value or unlawful financial assistance or otherwise cause the Note Guarantor to be insolvent under relevant law or such Guarantee to be void, unenforceable or ultra vires or cause the directors of such Note Guarantor to be held in breach of applicable corporate or commercial law providing for such Guarantee.

SECTION 10.05.    Notation Not Required.  Neither the Issuer nor any Note Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 10.06.    Successors and Assigns.  This Article Ten shall be binding upon any Note Guarantor and each of its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

SECTION 10.07.    No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 10.08.    Modification.  No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle any Note Guarantor to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE ELEVEN
SUBORDINATION

SECTION 11.01.    Agreement to Subordinate.  Each Subsidiary Guarantor agrees and each Holder by accepting a Note agrees, that all payments pursuant to the Subsidiary Guarantees made by or on behalf of any such Subsidiary Guarantor are subordinated to the extent and in the manner provided in this Article Eleven to all existing and future obligations of such Subsidiary Guarantor under the Senior Debt of such Subsidiary Guarantor and that such subordination is for the benefit of and enforceable by the holders of the Senior Debt of such Subsidiary Guarantor.  Each Subsidiary Guarantee shall in all respects rank senior in right of payment to any future Subordinated Debt of the Subsidiary Guarantor that makes any such Subsidiary Guarantee.

SECTION 11.02.    Subordination of the Subsidiary Guarantees Prior to a Repayment Event.  (a)  Prior to a Repayment Event, the Subsidiary Guarantees will be senior subordinated, unsecured, unconditional, joint and several obligations of the Subsidiary Guarantors. To the extent that the Subsidiary Guarantees may be enforceable by the holders of the Notes, the payment on the Subsidiary Guarantees shall be subordinated in right of payment to the payment, when due, of all existing and future Senior Debt of the relevant Subsidiary Guarantor (including the Senior Bank Facility and the VAT Discounting Facility). The Subsidiary Guarantees shall rank pari passu in right of payment with all Senior Subordinated Debt, including the Guarantees of the Existing Notes, and senior to all Subordinated Obligations, of the relevant Subsidiary Guarantor, including the Existing Equity Value Certificates. The Subsidiary Guarantees also will be effectively subordinated to any secured Debt of the Subsidiary Guarantors to the extent of the value of the assets securing such Debt and also to any remaining amounts.

(b)           Each Subsidiary Guarantor may not make any payment on its applicable Subsidiary Guarantee, or repurchase, redeem or otherwise retire any Notes (collectively, “pay its Subsidiary Guarantee”), if:

(i)            any amount (including principal, premium or interest) arising under or in respect of any Senior Debt is not paid within any applicable grace period (including at maturity); or

(ii)           any other default (however described) on Senior Debt occurs and the maturity of such Senior Debt is accelerated or becomes payable upon demand, in each case, in accordance with its terms unless, in either case:

(A)          the default has been cured or waived and any such acceleration has been rescinded in writing by the Representative of such Senior Debt; or

(B)           such Senior Debt has been paid in full in cash; provided, however, that the applicable Subsidiary Guarantor may pay its Subsidiary Guarantee without regard to the foregoing if the applicable Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

(c)           During the continuance of any default (other than a default described in paragraphs b(i) or (b)(ii) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated or declared to be payable on demand, or on the expiration of any applicable grace period without further notice (except any notice required to affect the acceleration), the applicable Subsidiary Guarantor may not pay its Subsidiary Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the applicable Subsidiary Guarantor and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated;

(i)            by written notice to the Trustee and the applicable Subsidiary Guarantor from the Representative that gave such Payment Blockage Notice;

(ii)           because the Representative that gave such Payment Blockage Notice gives written notice to the Trustee and the applicable Subsidiary Guarantors that such default is no longer continuing or subsisting; or

(iii)          because such Designated Senior Debt has been repaid in full in cash).

(d)           Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt or declared it to be payable upon demand and not rescinded such acceleration or declaration by notice in writing from the Representative of such Designated Senior Debt, the applicable Subsidiary Guarantor may (unless otherwise prohibited as described in the first sentence of preceding paragraph) resume payments on its Subsidiary Guarantee after the end or termination of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to the same event of default, any other events of default existing and known to the person giving such notice at the time of such notice, or any other events of default arising directly as a result of the occurrence which gave rise to the first-mentioned event of default, in each case in respect of the same issue of Designated Senior Debt, may be given during any consecutive 360-day period unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days.

(e)           Upon any payment or distribution of the assets of any of the Subsidiary Guarantors upon a total or partial liquidation, dissolution or winding up of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency (concurso), receivership, judicial intervention or similar proceeding relating to such Subsidiary Guarantor or any of its respective Property, the holders of Senior Debt will be entitled to receive, on a pari passu basis with the Trustee’s right to receive its fess, costs and expenses, payment in full in cash before the holders of the Notes are entitled to receive any payment whatsoever (including principal or interest) on the Notes, except that the holders of Notes may receive and retain (subject to applicable law) shares of ordinary stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Subsidiary Guarantees. Until the Senior Debt is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Debt. If a payment or distribution is made to, on behalf or for the benefit of, holders of Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear (as notified by the holders of Senior Debt or their Representative).

(f)            If payment of any Notes is accelerated when any Designated Senior Debt is outstanding, each Subsidiary Guarantor may not pay its Subsidiary Guarantee until ten Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay its Subsidiary Guarantee only if the Indenture otherwise permits payment at that time.

(g)           By reason of such subordination provisions, in the event of bankruptcy, reorganization, insolvency (concurso) or similar proceedings relating to a Subsidiary Guarantor, holders of Senior Debt and other creditors (including trade creditors) of such Note Guarantor may recover more ratably, even if the applicable Subsidiary Guarantee is pari passu with their claims, than the holders of the Notes. In such event, there may be insufficient assets or no assets remaining or available to pay the principal of or interest on the Notes.

SECTION 11.03.    Subordination of the Subsidiary Guarantees Upon a Repayment Event.  Upon a Repayment Event the Subsidiary Guarantees will be subordinated pursuant to the terms described below in Sections 11.04, 11.05, 11.06 and 11.07.

SECTION 11.04.    Enforcement Standstills.  Upon and after a Repayment Event, no Subsidiary Guarantee may become due, and neither the holders of the Notes nor the Trustee may take any Enforcement Action against a Subsidiary Guarantor without the prior consent of the applicable Representative unless:

(i)            certain insolvency or reorganization events have occurred in relation to such Subsidiary Guarantor; or

(ii)           the holders of Designated Senior Debt have taken any Enforcement Action in relation to such Subsidiary Guarantor; or

(iii)          a Default has occurred under the Notes; and

(A)          the holders of Notes or the Trustee has notified the applicable Representative; and

(B)           a period of not less than 179 days has passed from the date the applicable Representative was notified of the default (a “Standstill Period”); and

(C)           at the end of the Standstill Period, the Default is continuing and has not been waived by the holders of the Notes.

SECTION 11.05.    Payment Blockage Provisions.  (a)  Upon and after a Repayment Event, a Subsidiary Guarantor may not make any payment in respect of its Subsidiary Guarantee (except for payments in Permitted Junior Securities or from the trust, if any, described in Section 8) if:

(i)            a payment default on Designated Senior Debt of such Subsidiary Guarantor has occurred and is continuing beyond any applicable grace period; or

(ii)           any other default occurs and is continuing on any Designated Senior Debt of such Subsidiary Guarantor that permits the holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the holders of such Designated Senior Debt.

(b)           Payments on any such Subsidiary Guarantee may and will be resumed:

(i)            in the case of a payment default, when such default is cured or waived; or

(ii)           in the case of a non-payment default, upon the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

(c)           Not more than one Payment Blockage Notice with respect to the same event of default, any other events of default existing and known to the person giving such notice at the time of such notice, or any other events of default arising directly as a result of the occurrence which gave rise to the first-mentioned event of default, in each case in respect of the same issue of Designated Senior Debt, may be given during any consecutive 360-day period unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days.

(d)           For the avoidance of doubt, a Subsidiary Guarantor and/or Issuer will nevertheless be entitled to pay, and the Trustee shall be entitled to receive and retain, amounts which are for its own account by way of costs, charges, expenses or by way of indemnity or remuneration pursuant to the Indenture or any Subsidiary Guarantee.

SECTION 11.06.    Subordination on Insolvency.  (a)  Upon and after a Repayment Event, in the event of any distribution to the creditors of a Subsidiary Guarantor:

(i)            in a total or partial liquidation, dissolution or winding up of such Subsidiary Guarantor;

(ii)           in an insolvency, bankruptcy, reorganization, composition, receivership, administration, voluntary arrangement, judicial intervention or similar proceeding (quiebra, suspensión de pagos o concurso) relating to such Subsidiary Guarantor or any of its properties;

(iii)          in an assignment for the benefit of the creditors of such Subsidiary Guarantor; or

(iv)          in any marshalling of any such Subsidiary Guarantor’s assets and liabilities;

the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all obligations in respect of such Senior Debt (including interest after the commencement of any proceeding at the rate specified in the applicable Senior Debt whether or not allowed or allowable in any such proceeding) before the holders of Notes will be entitled to receive any payment with respect to the Subsidiary Guarantee of such Subsidiary Guarantor (except that holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust, if any, described under Article 8).

(b)           As a result of the enforcement standstills, payment blockage provisions and other subordination provisions described above, holders of Notes may recover less, ratably, in the event of an insolvency, bankruptcy, liquidation or reorganization of any Subsidiary Guarantor than other creditors of such Subsidiary Guarantor, including trade creditors.

SECTION 11.07.    Turnover.  Upon and after a Repayment Event, if the Trustee receives a payment in respect of the Notes (except for payments in Permitted Junior Securities or from the trust, if any, described under Article 8) when:

(i)            the payment is prohibited by the provisions of the Indenture described in Section 11.02; and

(ii)           the Trustee has actual knowledge that payment is so prohibited;

then the Trustee will hold the payment on trust for the benefit of the holders of the relevant Senior Debt and, upon the proper written request of the holders of the relevant Senior Debt, the Trustee will deliver the amounts in trust to the Representative or any other proper representative of the holders of the relevant Senior Debt.

SECTION 11.08.    Intercreditor Agreement.  Upon a Repayment Event the Issuer, each Note Guarantor and the Trustee may (without any further consent of the holders of Notes) enter into any intercreditor agreement or deed in favor of the holders of Senior Debt of the Subsidiary Guarantors to give effect to the preceding subordination provisions of the Indenture described in Section 11.03 to 11.07 inclusive.

SECTION 11.09.    Continuing Offer.  This Article 11 shall constitute a continuing offer to all persons who become holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders will be obligees under the Indenture and any one or more of them may enforce such subordination provisions.

SECTION 11.10.    Amendment and Modification.  The provisions of this Article 11 may not be amended or modified without the written consent of the holders of all Senior Debt.

SECTION 11.11.    Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article Eleven the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the senior agent or any other proper representative of the holders of the relevant Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of a relevant Guarantor’s Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Eleven, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01, 7.02 and 7.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Eleven.

SECTION 11.12.    Trustee to Effectuate Subordination.  Each holder of a Note, by accepting such Note, will be deemed to have:

(i)            appointed and authorized the Trustee to give effect to such subordination provisions;

(ii)           authorized the Trustee to become a party to any future intercreditor arrangements described above;

(iii)          agreed to be bound by such subordination provisions and the provisions of any future intercreditor arrangements described above that do not materially adversely affect the rights of holders of the Notes; and

irrevocably appointed the Trustee to act on its behalf to enter into and comply with such subordination provisions and the provisions of any future intercreditor arrangements described above.

SECTION 11.13.    Trustee Not Fiduciary for the Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Issuer or any Guarantor and shall not be liable to any holder of Senior Debt of the Issuer or any Guarantor if it shall in good faith mistakenly pay over or distribute to Holders or the Issuer, a Guarantor or any other Person, cash, property or securities to which any holder of Senior Debt of any Guarantor shall be entitled by virtue of this Article Eleven or otherwise.  With respect to the holders of Senior Debt, the Issuer and any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to the holders of Senior Debt, the Issuer or any Guarantor shall be read into this Indenture against the Trustee.

SECTION 11.14.    Reliance on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are intended to be an inducement and a consideration to any and all holders of existing and future Senior Debt of the Issuer and any Guarantors to acquire and continue to hold, or to continue to hold such Senior Debt and such shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 11.15.    Trustee’s Compensation Not Prejudiced.  Nothing in this Article Eleven shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

SECTION 11.16.    Subrogation to Rights of Holders of Senior Debt.  Subject to the unconditional discharge in full of the Senior Debt of any Guarantor and such Guarantors having no further obligations under such Senior Debt, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all Debt of such Guarantor which by its express terms is pari passu and subordinated to Senior Debt of such Guarantor to the same extent as such Guarantee is subordinated and which is entitled to like rights of subrogation) to the rights of the holders of Senior Debt of such Guarantor to receive payments and distributions of cash, property and securities applicable to the Senior Debt until amounts due under such Guarantee shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of such Guarantor of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article Eleven, and no payments pursuant to the provisions of this Article Eleven to the holders of Senior Debt of such Guarantor by Holders of the Notes, shall, as among the Guarantor, its creditors (other than the holders of Senior Debt of such Guarantor and the Holders), be deemed to be a payment or distribution by such Guarantor to or on account of the holders of Senior Debt of such Guarantor.

SECTION 11.17.    Provisions Solely to Define Relative Rights.  The provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt of the Issuer and each Guarantor on the other hand.  Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Issuer or any Guarantor and the Holders of the Notes, the obligation of the Issuer or such Guarantor to pay to the Holders of the Notes of amounts due under the Notes or Guarantees as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Issuer or such Guarantor of the Holders of the Notes and creditors of the Issuer or such Guarantor other than the holders of Senior Debt of the Issuer or such Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Debt of the Issuer or such Guarantor.

SECTION 11.18.    Notice to Trustee.  (a)  The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes.  Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Issuer or relevant Note Guarantor, the representative of the holders of Senior Debt of the Issuer or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist, provided, that, if a Trust Officer of the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then anything  herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b)           Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt of the Issuer (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt of the Issuer (or a trustee, fiduciary or agent therefor).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuer to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Issuer held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.19.    Acceleration Only Pursuant to Section 6.02.  The Trustee shall only accelerate the Notes in accordance with Section 6.02 hereof.

SECTION 11.20.    Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Cash Equivalents held in trust under Article Eight hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Eight hereof and not in violation of Section 11.05 hereof for the payment of principal of (and premium, if any) and interest on the Notes or any Guarantee shall not be subordinated to the prior payment of any Senior Debt of the Issuer or relevant Note Guarantor or subject to the restrictions set forth in this Article Eleven, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Senior Debt of the Issuer such Note Guarantor or any other creditor of the Issuer or such Note Guarantor.

ARTICLE TWELVE
HOLDERS’ MEETINGS

SECTION 12.01.    Purposes of Meetings.  A meeting of the Holders may be called at any time pursuant to this Article Twelve for any of the following purposes:

(a)           to give any notice to the Issuer or any Note Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Nine;

(b)           to remove the Trustee and appoint a successor trustee pursuant to Article Seven; or

(c)           to consent to the execution of an indenture supplement pursuant to Section 9.02.

SECTION 12.02.    Place of Meetings.  Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuer, any Note Guarantor or the Holders calling the meeting, shall from time to time determine.

SECTION 12.03.    Call and Notice of Meetings.  (a)  The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in London, England; New York, New York or in such other city as determined by the Trustee pursuant to Section 12.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed, at the Issuer’s expense, to each Holder and published in the manner contemplated by Section 12.02(b).

(b)           In case at any time the Issuer, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in London, England; New York, New York or in such other city as determined by the Issuer or the Holders pursuant to Section 12.02 for such meeting and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.01(a).

SECTION 12.04.    Voting at Meetings.  To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant record date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and any Note Guarantor and their counsel.

SECTION 12.05.    Voting Rights, Conduct and Adjournment.  (a)  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

(b)           At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum.  Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article Nine, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 12.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

(c)           At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each €1,000 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

SECTION 12.06.    Revocation of Consent by Holders at Meetings.  At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note.  Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, any Note Guarantors, the Trustee and the Holders.  This Section 12.06 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of Section 9.04.

ARTICLE THIRTEEN
MISCELLANEOUS

SECTION 13.01.    Trust Indenture Act Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) of the TIA expressly incorporated herein, by reference or otherwise, such duties or incorporated provision shall control.

SECTION 13.02.    Notices.  (a)  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

if to the Issuer:

ONO Finance plc

10 Upper Bank Street

London E14 5JJ

United Kingdom

Facsimile:  +44 207 600 6515

Attention:  Peter Hills

with a copy to:

Clifford Chance

10 Upper Bank Street

London E14 5JJ

United Kingdom

Facsimile:  +44 207 006 5555

Attention:  John W. Connolly III

if to Cableuropea or any other Note Guarantor:

Cableuropa

Edificio Belagua

Calle Bassauri 7-9

Urbanización La Florida

28023 Aravaca, Madrid

Spain

Facsimile: + 34 91 708 393 44

Attention: Legal Department

With copies to:

Clifford Chance

10 Upper Bank Street

London E14 5JJ

Facsimile: +44 207 006 5555

Attention: John W. Connolly III

if to the Trustee:

The Bank of New York

One Canada Square

London E14 5AL

Telephone: +44 (0) 20 7964 6402

Facsimile: +44 (0) 20 7964 6399

Attention: Global Trust Services

with copies to:

The Bank of New York (Luxembourg) S.A.

Aerogolf Center

1A, Hoehenhof

1736 Senningerberg

Grand Duchy of Luxembourg

The Issuer, any Note Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.  All communications delivered to the Trustee shall be deemed effective when received.

(b)           Notices to the Holders regarding the Notes shall be:

(i)            published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) and in New York (which is expected to be The Wall Street Journal), (B) made available to the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency and, (C) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, published in the Luxemburger Wort (or another leading newspaper having a general circulation in Luxembourg); and

(ii)           in the case of certificated Notes, mailed to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five (5) calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)           If and so long as the Notes are listed on any securities exchange instead of or in addition to the Luxembourg Stock Exchange, notices shall also be given in accordance with any applicable requirements of such alternative or additional securities exchange.

(d)           If and so long as the Notes are represented by Global Notes, notice to Holders, in addition to being given in accordance with Section 13.02(b) above, shall be given by delivery of the relevant notice to Euroclear and Clearstream for communication to entitled account holdings in substitution for the previously-mentioned publication.

(e)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 13.03.    Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, any Note Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or any Note Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Note Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a)           an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous.  Any opinion of counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such opinion of counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such opinion of counsel is based are erroneous.

SECTION 13.05.    Statements Required in Certificate or Opinion.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 13.06.    Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.07.    Legal Holidays.  If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.08.    Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09.    Jurisdiction.  The Issuer and any Note Guarantors agree that any suit, action or proceeding against the Issuer or any Note Guarantor brought by any Holder of the Notes or the Trustee arising out of or based upon this Indenture, any Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and any Note Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, any Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuer and any Note Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or a Note Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or such Note Guarantor, as the case may be, are subject by a suit upon such judgment; provided, however, that service of process is effected upon the Issuer or any Note Guarantor, as the case may be, in the manner provided by this Indenture. The Issuer has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this

Indenture, any Guarantee or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  Each of the Issuer and any Note Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and any Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and any Note Guarantor. Notwithstanding the foregoing, any action involving the Issuer or any Note Guarantor arising out of or based upon this Indenture, any Guarantee or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

SECTION 13.10.    No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Issuer or any note Guarantor shall not have any liability for any obligations of the Issuer or any Note Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.11.    Successors.  All agreements of the Issuer and any Note Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.    Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original but all such counterparts shall together constitute but one and the same Indenture. One signed copy is enough to prove this Indenture.

SECTION 13.13.    Table of Contents, Cross-Reference Sheet and Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.    Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.15.    Currency Indemnity.   Euro is the sole currency of account and payment for all sums payable under the Notes, any Note Guarantees and this Indenture.  Any amount received or recovered in respect of the Notes or any Note Guarantee in a currency other than euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Subsidiary or otherwise) by a holder of the Notes in respect of any sum expressed to be due to such holder from the Issuer or a Note Guarantor will constitute a discharge of such obligation only to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase euro on that date, on the first date on which it is possible to do so).  If the euro amount that could be recovered following such a purchase is less than the euro amount expressed to be due to the recipient under any Note, the Issuer and any Note

Guarantors will jointly and severally indemnify the recipient against the cost of the recipient’s making a further purchase of euro in an amount equal to such difference.  For the purposes of this paragraph, it will be sufficient for the holder to certify that it would have suffered a loss had the actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on that date had not been possible, on the first date on which it would have been possible).  These indemnities, to the extent permitted by law:

(i)            constitute a separate and independent obligation from the Issuer’s and any Note Guarantor’s other obligations;

(ii)           give rise to a separate and independent cause of action;

(iii)          apply irrespective of any waiver granted by any holder of a Note; and

(iv)          will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ONO FINANCE PLC,
as Issuer

By:
Name:
Title:

CABLEUROPA S.A.U.,
as Guarantor

By:
Name:
Title:

MEDITERRANEA NORTE SISTEMAS DE CABLE, S.A.,
as Guarantor

By:
Name:
Title:

MEDITERRANEA SUR SISTEMAS DE CABLE, S.A.,
as Guarantor

By:
Name:
Title:

REGION DE MURCIA DE CABLE, S.A.,
as Issuer

By:
Name:
Title:

VALENCIA DE CABLE, S.A.,
as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTE]

[If Regulation S Global Note – ISIN Number XS0192591880/Common Code 019259188]

[If Restricted Global Note – ISIN Number XS0192592268/Common Code 019259226]

No.

[Include if Global Note — UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK (THE “COMMON DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK, AS COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[Include if Restricted Global Note — THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE

ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (“THE RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT AN ASSIGNMENT FORM IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE AND ANY OTHER CERTIFICATE REQUIRED UNDER THIS INDENTURE ARE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[Include if Regulation S Global Note – UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT.]

FLOATING RATE SENIOR NOTE DUE 2014

ONO Finance Plc, a limited liability company organized under the laws of England and Wales, (the “Issuer”), for value received promises to pay to The Bank of New York Depository (Nominees) Limited or registered assigns the principal sum as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof) on May 15, 2014.

From May 17, 2004, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note shall accrue, payable quarterly on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2004, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding February 1, May 1, August 1 or November 1, as the case may be.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, ONO Finance Plc has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: May 17, 2004

ONO FINANCE PLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

Floating Rate Senior Note Due 2014

1.             Interest

ONO Finance plc, a limited liability company organized under the laws of England (the “Issuer”), for value received promises to pay interest on the principal amount of this Note from May 17, 2004.  Each Floating Rate Note will bear interest at a rate per annum, reset quarterly, equal to EURIBOR plus 8.5%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Floating Rate Note Trustee. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on August 15, 2004. The Issuer will make each interest payment to the holders of record of the Floating Rate Notes on the immediately preceding February 1, May 1, August 1, and November 1. Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

“Determination Date,” with respect to an Interest Period, will be the day that is two TARGET Settlement Days preceding the first day of such Interest Period.

“EURIBOR” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m., Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, after consultation with the Issuer, to provide such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-zone interbank market for deposits in a Representative Amount in euro for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, after consultation with the Issuer, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11.00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Euro-zone” means the region comprised of member states of the European Union that adopt the euro.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include August 14, 2004.

“Representative Amount” means an amount of not less than €1,000,000 for a single transaction in the relevant market at the relevant time.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Telerate Page 248” means, the display page so designated on Bridge’s Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor).

The amount of interest for each day that the Floating Rate Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all euro amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

2.             Subordination

The guarantees evidenced by this Note are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment of the prior payment in full of all Senior Debt, and this Note is issued subject to such provisions.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

3.             Additional Amounts

 All payments that the Issuer makes under or with respect to the Notes or that any Note Guarantor makes under or with respect to any Note Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer, any Note Guarantor or any Surviving Person is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless the Issuer, such Note Guarantor or such Surviving Person, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law.  If the Issuer, a Note Guarantor or such Surviving Person is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer, such Note Guarantor or such Surviving Person, as the case may be, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received and retained by each holder of the Notes (including Additional Amounts) after such withholding, deduction, imposition or levy will be not less than the amount the holder would have received and retained if such Taxes had not been required to be withheld or deducted.

None of the Issuer, any Note Guarantor or any Surviving Person will, however, pay any Additional Amounts to a holder or beneficial owner of Notes in respect or on account of:

(a)           any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of the holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or the Indenture);

(b)           any Taxes that are imposed or levied by reason of the failure of the holder or beneficial owner of Notes, following the Issuer’s written request addressed to the holder (and made at a time that would enable the holder or beneficial owner acting reasonably to comply with that request), to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(c)           any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d)           any Tax that is payable otherwise than by withholding or deduction from payments made under, or with respect to, the Notes;

(e)           any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

(f)            any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g)           any Tax that is imposed on or with respect to a payment made to a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Notes to another paying agent in a Member State of the European Union.

The Issuer and any Note Guarantor will (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Note Guarantor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date.  The Issuer will promptly publish a notice in accordance with Section 13.02 of the Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

Upon request, the Issuer or any Note Guarantor, as the case may be, will furnish to a holder of the Notes copies of tax receipts evidencing the payment of any Taxes by the Issuer or such Note Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Issuer or such Note Guarantor.  If, notwithstanding the efforts of the Issuer to obtain such receipts the same are not obtainable, the Issuer or such Note Guarantor will provide such holder with other evidence reasonably satisfactory to the holder of such payments by the Issuer or such Note Guarantor.

In addition, the Issuer and any Note Guarantor will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue or delivery of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Whenever an Indenture or this Note refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts, if applicable.

4.             Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in euro in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

5.             Paying Agent and Registrar

Initially, The Bank of New York or one of its affiliates shall act as Paying Agent and Registrar.  The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

6.             Indenture

The Issuer issued the Notes under an indenture dated as of May 17, 2004 (the “Indenture”), among the Issuer, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the “U.S. Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of those terms.

The Notes are unsecured senior obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of €100,000,000.  The Indenture imposes certain limitations on the Issuer and its Affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting the Issuer and its subsidiaries, the sale of assets, transactions with and among Affiliates of the Issuer and the Restricted Subsidiaries, change of control and Liens.

7.             Optional Redemption

At any time and from time to time, prior to May 15, 2006 Cableuropa may, at its option, use the proceeds of one or more Public Equity Offerings to make prepayments under the Floating Rate Note Proceeds Loan to enable the Issuer to, and the Issuer will be required to use any such prepayments to, redeem up to a maximum of 35% of the aggregate principal amount of the Floating Rate Notes (calculated giving effect to any issuance of Additional Notes) at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Floating Rate Notes remains outstanding  (calculated giving effect to any issuance of Additional Notes); provided, further, however, that prior to May 15, 2006, to the extent that the Issuer redeems any Floating Rate Notes pursuant to this provision, it shall also redeem Fixed Rate Notes, on a pro-rata basis based on the aggregate principal amount of Floating Rate Notes and Fixed Rate Notes then outstanding (calculated giving effect to any issuance of Additional Notes). The Issuer shall make any such redemption within 90 days following the closing of any such Public Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

At any time on or after May 15, 2006, upon not less than 30 nor more than 60 days’ notice, the Issuer may redeem all or part of the Notes.  These redemptions will be in amounts of €1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on May 15 of the years set forth below.

Year	Redemption Price

2006	103.000%
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

8.             Redemption Upon Changes in Withholding Taxes

If, as a result of:

(e)           any amendments after May 17, 2004 in the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction; or

(c)           any changes after May 17, 2004 in the official application or official interpretation of the laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of any Relevant Taxing Jurisdiction;

the Issuer, any Note Guarantor or any surviving Person would be obligated to pay, on the next date for any payment and as a result of any such amendment or change, Additional Amounts, as described above, with respect to the Relevant Taxing Jurisdiction, which the Issuer, any Note Guarantor or any surviving Person cannot avoid by the use of reasonable measures available to it, then the Issuer may redeem all, but not less than all, of the Notes at any time thereafter, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.  Prior to the giving of any notice of redemption described in this paragraph, the Issuer will deliver to the Trustee:

(i)            an Officer’s Certificate of the Issuer stating that the obligation to pay such Additional Amounts cannot be avoided by the Issuer or any Note Guarantor or surviving Person taking reasonable measures available to it; and

(ii)           a written opinion of independent legal counsel to the Issuer of recognized standing to the effect that the Issuer or any Note Guarantor or surviving Person has or will become obligated to pay such Additional Amounts as a result of a change, amendment, official interpretation or application described above.

For the avoidance of doubt, measures will be deemed not to be “reasonable” if they would breach the provisions of the Indenture.

9.             Notice of Redemption

The Issuer will publish a notice of any optional redemption of the Notes described above in accordance with the provisions of Section 13.02 of the Indenture.  If the Notes are listed at such time on the Luxembourg Stock Exchange, the Issuer will inform the Luxembourg Stock Exchange of the principal amount of the Notes that have not been redeemed in connection with any optional redemption.  If fewer than all the Notes are to be redeemed at any time, the Trustee will select the Notes by a method that complies with the requirements, as certified to the Trustee by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time or, if the Notes are not listed on a securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than €1,000.

10.           Repurchase at the Option of Holders

Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to €1,000 or an integral multiple thereof) of such holder’s Notes pursuant to the offer (the “Change of Control Offer”) described below at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

When the aggregate amount of Excess Proceeds exceeds €10 million (taking into account income earned on such Excess Proceeds, if any), Cableuropa will be required to make an offer to make prepayments under the Notes Proceeds Loans sufficient to enable the Issuer to purchase Notes pursuant to the Prepayment Offer (as defined below), and the Issuer shall be required to make an offer to purchase (the “Prepayment Offer”) the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over-subscription) set forth in the Indenture.  To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any general corporate purpose and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of (a) the Excess Proceeds and (b) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Cableuropa outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes Proceeds Loans and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring Cableuropa to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

Within five Business Days after Cableuropa is obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuer shall send a notice pursuant to Section 13.02 of the Indenture, accompanied by such information regarding the Issuer, the Company and the Restricted Subsidiaries as the Issuer in good faith believes will enable the holders to make an informed decision with respect to such Prepayment Offer.  Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is given.

11.           Denominations

The Notes are in denominations of €1,000 and integral multiples thereof of principal amount at maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.           Unclaimed Money

All moneys paid by the Issuer or any Guarantor to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or any Guarantor, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or any Guarantor for payment thereof.

13.           Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee euro or European Government Obligations, or a combination thereof, for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.           Amendment, Supplement and Waiver.  (a)  The Issuer, the Guarantors and the Trustee may:

(i)            reduce the amount of Notes whose holders must consent to an amendment or waiver;

(ii)           reduce the rate of or extend the time for payment of interest on any Note;

(iii)          reduce the principal of or extend the Stated Maturity of any Note;

(iv)          make any Note payable in money other than that stated in the Note;

(v)           impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Note Guarantee;

(vi)          release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(vii)         reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described in such Note under the heading “Optional Redemption”;

(viii)        reduce the amount payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(ix)           at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(x)            amend or modify the provisions described under Section 4.17 of the Indenture;

(xi)           make any change to the subordination provisions of this Indenture or the Notes Proceeds Loans that would adversely affect the holders of the Notes;

(xii)          make any change in any Note Guarantee that would adversely affect the holders of the Notes; or

(xiii)         release Cableuropa and the other Subsidiary Guarantors from any of its obligations under the Notes Proceeds Loans otherwise than in accordance with the terms of the Notes Proceeds Loans.

(b)           Notwithstanding the foregoing, the Indenture may be amended or supplemented with the consent of the Issuer, the Note Guarantors and the holders of a majority in aggregate principal principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of this Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes.

15.           Defaults and Remedies

The Notes have the Events of Default as set forth in Section 6.01 of the Indenture.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, such Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 15 Business Days after its occurrence.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

16.           Trustee Dealings with the Issuer

Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, any Guarantor or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

17.           No Recourse Against Others

A director, officer, employee, or stockholder, as such, of the Issuer or Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.           Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.           Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer or any Note Guarantor shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

Cableuropa

Edificio Belagua

Calle Bassauri 7-9

Urbanización La Florida

28023 Aravaca, Madrid

Spain

Facsimile: + 34 91 708 393 44

Attention: Legal Department

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

__________________________________________________________________________

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ______________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature:

CHECK ONE BOX BELOW

(1)           ☐            to the Issuer; or

(2)           ☐            pursuant to and in compliance with Rule 144A under the U.S. Securities Act  of 1933 (the “Securities Act”); or

(3)           ☐            pursuant to and in compliance with Regulation S under the Securities Act; or

(4)           ☐            pursuant to another available exemption from the registration requirements of the Securities Act; or

(5)           ☐            pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the Securities Act; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act.

Signature:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Certifying Signature:	Date:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.11 or 4.16 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of €1,000 and integral multiples thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/ Increase	Notation Made by or on Behalf of Registrar

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

The Bank of New York, as Transfer Agent

One Canada Square

London E14 5AL

Attn: Corporate Trust Administration

Re: 10½% Senior Notes Due 2014 (the “Notes”)

Reference is hereby made to the Indenture dated as of May 17, 2004 (the “Indenture”) among ONO Finance Plc, as Issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €                             aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (ISIN No XS0192592268; Common Code 019259226) with the Depositary in the name of [name of transferor](the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note ( ISIN No. XS0192591880; Common Code 019259188).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)           with respect to transfers made in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), does certify that:

(A)          the offer of the Notes was not made to a person in the United States;

(B)           either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)           no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(D)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

B-1

(E)           the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)           with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

You, the Issuer, any Note Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

Title:

Date:

cc: •
Attn: •

B-2

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

The Bank of New York, as Transfer Agent

One Canada Square

London E14 5AL

Attn: Corporate Trust Office

Re:  10½% Senior Notes Due 2014 (the “Notes”)

Reference is hereby made to the Indenture dated as of May 17, 2004 (the “Indenture”) among ONO Finance Plc, as Issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €                             aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with the Common Depositary (ISIN No. XS0192591880; Common Code 019259188) in the name of [name of transferor](the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (ISIN No. XS0192592268; Common Code 019259226).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐:           the Transferor is relying on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐            the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

You, the Issuer, any Note Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

C-1

[Name of Transferor]

By:

Name:

Title:

Dated:

cc: •
Attn: •

C-2